UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	Filed by a Party other than the Registrant

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Preliminary Proxy Statement
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Definitive Proxy Statement
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Soliciting Material under 240.14a-12

Chico’s FAS, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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“On behalf of the employees and Directors of Chico’s FAS, Inc., we thank you for your continued support and confidence in our Company.” David Walker

May 4, 2018

To our Shareholders:

It is our pleasure to invite you to attend our 2018 Annual Meeting of Shareholders at 9:00 A.M., local time, on Thursday, June 21, 2018 at our National Store Support Center located at 11215 Metro Parkway, Fort Myers, Florida. The meeting will begin with a discussion and voting on the matters described in the attached Notice of Annual Meeting of Shareholders and Proxy Statement, followed by a report on Chico’s FAS, Inc.’s financial performance.

This booklet includes the Notice of Annual Meeting of Shareholders and the Proxy Statement. The Proxy Statement is a critical element of the corporate governance process. Its purpose is to provide you with information about the Company’s Board of Directors and executive officers and the proposals that require your vote. Please read these materials so you will understand what business will be transacted and voted upon at the meeting.

We are pleased to take advantage of Securities and Exchange Commission (“SEC”) rules that allow companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) instead of a printed copy of our proxy materials (i.e., this Notice of Annual Meeting, the Proxy Statement, our 2017 Annual Report, and a form proxy card or voting instruction form). The Notice of Internet Availability contains instructions on how to access those documents over the Internet and how to submit your proxy via the Internet. The Notice of Internet Availability also contains instructions on how to request a printed copy of our proxy materials. All shareholders who do not receive a Notice of Internet Availability will receive a printed copy of the proxy materials by mail. This process allows us to provide our shareholders with the information they need in a timelier manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

On behalf of the employees and directors of Chico’s FAS, Inc., we thank you for your continued support and confidence in our Company.

Shelley G. Broader	David F. Walker
Chief Executive Officer and President	Chair of the Board

Notice of Annual Meeting of Shareholders

Thursday, June 21, 2018

9:00 A.M., Local Time

Gralnick Auditorium, Chico’s FAS, Inc. National Store Support Center
11215 Metro Parkway, Fort Myers, Florida 33966

To the shareholders of Chico’s FAS, Inc.:

■	ITEMS OF BUSINESS
1.	To elect six directors, each to serve for a one-year term;
2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent certified public accountants for the fiscal year ending February 2, 2019 (fiscal 2018);
3.	To approve an advisory resolution approving executive compensation; and
4.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
■	RECORD DATE

You can vote if you were a shareholder of record as of the close of business on April 23, 2018.

■	ANNUAL REPORT

Our 2017 Annual Report, which is not a part of the proxy soliciting material, is available online or enclosed, as further discussed below.

■	PROXY VOTING

It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You are urged to date, sign and promptly return the proxy card in the envelope provided to you, if you receive a printed copy of the proxy materials, or to use the telephone or Internet method of voting described on your proxy card, voting instruction form, or Notice of Internet Availability even if you plan to attend the Annual Meeting, so that if you are unable to attend the Annual Meeting, your shares can be voted. Voting now will not limit your right to change your vote or to attend the Annual Meeting. If you should be present at the meeting and desire to vote in person, you may withdraw your proxy. If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record in order to vote your shares.

By Order of the Board of Directors,

Gregory S. Baker
Corporate Secretary

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PROXY STATEMENT

Annual Meeting of Shareholders to be Held June 21, 2018

May 4, 2018

To the Shareholders of Chico’s FAS, Inc.:

These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Chico’s FAS, Inc. (the “Company,” “we,” or “us”), a Florida corporation, to be voted at our 2018 Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournments or postponements thereof.

You are invited to attend our Annual Meeting on June 21, 2018, beginning at 9:00 A.M., local time. The Annual Meeting will be held at our National Store Support Center located at 11215 Metro Parkway, Fort Myers, Florida. Shareholders will be admitted beginning at approximately 8:30 A.M. The operation of cameras (including cellular phones with camera functions), recording devices and other electronic devices will not be permitted at the meeting.

It is important that you vote promptly to avoid unnecessary expense to the Company. Therefore, regardless of whether you plan to attend the Annual Meeting or the number of shares of stock you own, please take the time to vote by proxy as soon as possible so that your shares are represented at the meeting.

If you are a registered shareholder, you can simplify your voting by using the Internet or calling the toll-free telephone number. Internet voting is provided on the Notice of Internet Availability and Internet and telephone voting information is provided on the proxy card. If you receive a printed copy of the proxy materials and vote via the Internet or by telephone, there is no need to return a signed proxy card. However, you may still vote by proxy by using the proxy card. If you beneficially hold your shares in “street name” through a bank, broker or other nominee, you will be able to vote using the voting instruction form provided to you by such nominee, and Internet and telephone voting may also be available per the instructions provided on such voting instruction form.

Proxies will be voted at the Annual Meeting in accordance with the specifications you make on the proxy. If you sign the proxy card or submit a proxy by telephone or over the Internet and do not specify how your shares are to be voted, your shares will be voted in accordance with the recommendations of the Board (see “About the Annual Meeting”).

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held June 21, 2018

The Notice of Annual Meeting of Shareholders, this Proxy Statement and our 2017 Annual Report are available on the Internet at https:// materials.proxyvote.com/168615. This site does not have “cookies” that identify visitors to the site.

About the Annual Meeting

What is the purpose of the meeting?

At the Annual Meeting, shareholders will act upon the matters outlined in the accompanying Notice of Annual Meeting of Shareholders, which consists of the election of directors, ratification of the appointment of the Company’s independent certified public accountants, adoption of an advisory resolution to approve executive compensation and to transact such other business as may properly come before the meeting or any adjournments or postponements thereof. In addition, the Company’s management will report on the performance of the Company and respond to questions from shareholders.

When are these materials being sent?

Under rules adopted by the SEC we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability to most of our shareholders of record. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. You will not receive a printed copy of the proxy materials unless you request one in the manner set forth in the Notice. This permits us to conserve natural resources and reduces our printing costs, while giving shareholders a convenient and efficient way to access our proxy materials and vote their shares.

We intend to commence mailing the Notice of Internet Availability to shareholders on or about May 4, 2018.

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Why did I receive these proxy materials?

You have received these proxy materials because you are a shareholder of the Company, and our Board is soliciting authority, or your proxy, to vote your shares at the Annual Meeting. The proxy materials include our Notice of Annual Meeting of Shareholders, Proxy Statement and 2017 Annual Report. These materials also include the proxy card or voting instruction form for the Annual Meeting. Proxies are being solicited on behalf of our Board. The proxy materials include detailed information about the matters that will be discussed and voted on at the Annual Meeting and provide updated information about our Company that you should consider in order to make an informed decision when voting your shares. The proxy materials are first being made available to shareholders on or about May 4, 2018.

Can I access the Company’s proxy materials online?

Yes. The Proxy Statement and 2017 Annual Report may be accessed at https://materials.proxyvote.com/168615. This site does not have “cookies” that identify visitors to the site.

What is a proxy?

It is your legal designation of another person to vote on matters transacted at the Annual Meeting based upon the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. The proxy included with this Proxy Statement designates each of Shelley G. Broader, Todd E. Vogensen and Gregory S. Baker as proxies for the Annual Meeting.

What is a proxy statement?

It is a disclosure document that SEC regulations require us to give you so that you can make an informed voting decision when we ask you to designate individuals as proxies to vote on your behalf.

What is the difference between a shareholder of record and a shareholder who holds stock in street name?

If your shares are registered in your name, you are a shareholder of record. When you properly vote in accordance with the instructions provided on the proxy card or Notice of Internet Availability, you are instructing the named proxies to vote your shares in the manner you indicate on your proxy.

If your shares are held in the name of your broker or other institution, which is usually the case if you hold your shares in a brokerage or similar account, your shares are held in “street name.” Your broker or other institution or its respective nominee is the shareholder of record for your shares. As the holder of record, only your broker, other institution or nominee is authorized to vote or grant a proxy for your shares. Accordingly, if you wish to vote your shares in person, you must contact your broker or other institution to obtain the authority to do so. When you properly vote in accordance with the instructions provided in the voting instruction form, you are giving your broker, other institution or nominee instructions on how to vote the shares they hold for you.

Applicable SEC and New York Stock Exchange (“NYSE”) regulations limit the matters your broker may vote on without having been instructed to do so by you, especially as they relate to the election of directors and compensation matters. As a result, if you do not instruct your broker on how to vote your shares regarding the election of the directors or the advisory vote on the resolution to approve executive compensation, then your shares will not be voted on these matters. We urge you to instruct your broker about how you wish your shares to be voted.

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What is the record date and what does it mean?

The record date for the Annual Meeting is April 23, 2018. The record date is established by the Board of Directors as required by law and the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws. Owners of record of common stock at the close of business on the “record date” are entitled to:

(a) receive notice of the meeting; and

(b) vote at the meeting and any adjournments or postponements thereof.

No shareholders who become owners of record after the record date will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof.

What constitutes a “quorum” for the meeting?

A certain minimum number of shares must be present or represented by proxy at a meeting before any shareholder vote at the meeting can be effective. A quorum of shares must be present to conduct business at the meeting. For the Annual Meeting, the quorum requirement will be satisfied if a majority of the outstanding shares of common stock entitled to be cast on the matters submitted is present in person and/or represented by proxy. You are part of the quorum if you have voted by proxy. Abstentions and broker non-votes count as “shares present” at the meeting for purposes of determining a quorum.

Who is entitled to vote and how many votes do I have?

If you are a common shareholder of record at the close of business on the record date, you can vote. Each common share is entitled to one vote on each matter properly brought before the Annual Meeting. Shares of common stock, par value $0.01 per share, are the only outstanding voting securities of the Company. If you are a holder in street name at the close of business on the record date, you generally will have the right to instruct your bank, broker or other holder of record how to vote your shares, although specific procedures depend on the terms of your account arrangement. As of the record date, there were 129,202,785 common shares outstanding.

How do I vote my shares?

If you are a shareholder of record, you may vote by proxy in three convenient ways: by telephone, via the Internet or by completing, signing and returning the proxy card in the pre-paid envelope provided, if you receive a printed copy of the proxy materials. Simply follow the instructions provided on the Notice of Internet Availability or proxy card.

If you are not the shareholder of record, please refer to the voting instructions provided by your bank, broker or other nominee to direct it how to vote your shares. Your vote is important. Follow the instructions from your nominee included with our proxy materials, or contact your nominee to request a voting instruction form. To vote in person at the meeting, you must obtain a legal proxy from your nominee. Whether or not you plan to attend the meeting, we urge you to vote using your voting instruction form to ensure that your vote is counted.

If you are a participant in the Chico’s Managed Share Plan and/ or the Chico’s Employee Stock Purchase Plan (each a “Plan”; together the “Plans”), please refer to the instructions provided by the Administrator of each such Plan in order to direct it how to vote your shares. Please note that you must return your vote instructions with respect to any Plan shares no later than 11:59 P.M. ET on June 13, 2018. Please note that you may not vote any Plan shares in person at the meeting, as such shares may only be voted through the Administrator. Since your vote is important, we urge you to vote promptly to ensure that your Plan shares are represented.

Can I change my vote or revoke my proxy?

You may revoke your proxy or change your voting instructions before the time of voting at the meeting in several ways.

A shareholder who has given a proxy may revoke it at any time before it is exercised at the meeting by:

■	delivering to the Company’s Corporate Secretary a written notice stating that the proxy is revoked;
■	signing and delivering a proxy card bearing a later date;
■	voting again by telephone or through the Internet; or
■	attending and voting at the meeting.

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you may need to contact that firm to change any prior voting instructions.

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Your vote must be received before the polls close at the Annual Meeting. While you can change your vote by voting in person at the Annual Meeting, attendance at the meeting will not, by itself, revoke a proxy. If you hold your shares in street name, please check with that firm for instructions on how to change your vote.

If I submit a proxy, how will my shares be voted?

By giving us your proxy, you authorize the individuals named as the proxies on the proxy card to vote your shares in accordance with the instructions you provide. You may vote for or against any or all of the director candidates and any or all of the other proposals. You may also abstain from voting. If you vote via the Internet or by telephone, you must indicate how you wish to vote on each item.

If you sign and return a proxy card without indicating your instructions, your shares will be voted:

■	FOR election of the six directors, nominated herein;

■	FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent certified public accountants for the fiscal year ending February 2, 2019 (fiscal 2018); and

■	FOR approval of the advisory resolution to approve executive compensation.

If you are a beneficial owner of shares and do not specify how you want to vote, your shares may not be voted by the record holder and may not be considered as present and entitled to vote on any matter to be considered at the Annual Meeting. If your shares are held of record by a bank, broker, or other nominee, we urge you to give instructions to your bank, broker, or other nominee as to how you wish your shares to be voted so you may participate in these important matters.

Your vote is important. Whether or not you plan to attend the meeting, we encourage you to vote by proxy as soon as possible.

What are the Board’s recommendations?

The Board’s recommendations regarding the proposals to be considered at the Annual Meeting are set forth together with the descriptions of the proposals in this Proxy Statement. In summary, the Board recommends a vote:

■	FOR election of the six directors, nominated herein (see page 13);

■	FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent certified public accountants for the fiscal year ending February 2, 2019 (fiscal 2018) (see page 29); and

■	FOR approval of the advisory resolution to approve executive compensation (see page 30).

With respect to any other matter that properly comes before the meeting, the proxies will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion. As of the date of the Notice of Annual Meeting of Shareholders, we knew of no other matters to be presented at the Annual Meeting.

My shares are held in street name. How are my shares voted if I do not return voting instructions?

If your shares are held in the name of a brokerage firm, financial institution or other nominee under NYSE rules, your shares may be voted on certain “routine” items by the brokerage firm, financial institution or other nominee, even if you do not provide voting instructions. When a proposal is not a “routine” matter under NYSE rules, the brokerage firm, financial institution or other nominee cannot vote the shares on that proposal unless they have received prior voting instructions from the beneficial owner of the shares with respect to that proposal. This inability to vote the shares in such an instance is referred to as a “broker non-vote.”

Proposal 2, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for fiscal 2018, is considered a routine matter for which the brokerage firm, financial institution or other nominee who holds your shares can vote your shares even if it has not received instructions from you. All other proposals in this Proxy Statement are non-routine matters and accordingly the brokerage firm, financial institution or other nominee cannot vote your shares on those proposals without your instructions.

Although broker non-votes are not voted on non-routine matters, they will be counted in determining whether a quorum is present. In any event, if your shares are held of record by a bank, broker, or other nominee, we urge you to give instructions to your bank, broker, or other nominee as to how you wish your shares to be voted so you may participate in these matters.

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What are abstentions and broker non-votes?

An abstention occurs when a shareholder of record (which may be a broker or other nominee of a street name holder) is present at a meeting (or deemed present) but fails to vote on a proposal or indicates that the shareholder abstains from voting on the election of directors or any other proposal. As discussed above, a broker non-vote occurs when a broker or other nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the street name owner of the shares.

What vote is required to approve each item?

Election of Directors. Our Board of Directors has instituted a majority vote standard in uncontested elections where a majority of the shares voted on the election of a director must be in favor of his or her election. This means that a director nominee will be elected if the number of votes cast “FOR” that nominee by holders entitled to vote exceeds the number of votes cast “AGAINST” that nominee.

If you return a signed proxy card or otherwise complete your voting by proxy via the Internet or by telephone but abstain from voting on any of the nominees, your shares will not be voted with respect to those nominees. Your shares will be counted for purposes of determining whether there is a quorum, but will have no effect on the election of those nominees. Broker non-votes will be counted as “shares present” for purposes of determining whether there is a quorum, but are not entitled to vote on the proposal.

Ratification of Appointment of Accountants. The appointment of Ernst & Young LLP as the Company’s independent certified public accountants for fiscal 2018 will be ratified if the number of votes cast “FOR” ratification of the appointment by holders entitled to vote exceeds the number of votes cast opposing the ratification of the appointment. This means that if you abstain from voting on this proposal, your vote will not count for or against this proposal.

Advisory Resolution to Approve Executive Compensation. The advisory resolution to approve executive compensation (the “say-on-pay” vote) will be approved if the number of votes cast “FOR” approval of such advisory resolution by holders entitled to vote exceeds the number of votes cast opposing the approval of the advisory resolution. This means that if you abstain from voting on this proposal, your vote will not count for or against this proposal. As discussed above, if your broker holds your shares, your broker is not entitled to vote your shares on this proposal without your instruction. While the Board of Directors and its Human Resources, Compensation and Benefits Committee (also referred to as the “Compensation Committee”) will consider the shareholder vote, the final vote is advisory in nature and will not be binding on the Board or the Company.

Other Items. If any other item requiring a shareholder vote should come before the meeting, the vote required will be determined in accordance with applicable law, the NYSE rules, and our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, as applicable.

How are abstentions and broker non-votes counted when tabulating the vote?

Abstentions, that is, a properly submitted proxy marked “ABSTAIN”, and broker non-votes with respect to a particular matter do not count in any vote totals for or against any matter presented for a shareholder vote at this Annual Meeting, even though the shares associated with such abstentions and broker non-votes are counted as “shares present” for purposes of determining whether there is a quorum present at the Annual Meeting. Accordingly, for purposes of such votes, abstentions and broker non-votes will have the same effect as a share that is not present or otherwise not voted, except as described below.

Election of Directors. Abstentions and broker non-votes will have no effect on the outcome of the election of candidates for director as they do not count as either “FOR” or “AGAINST” votes.

Ratification of Appointment of Accountants. Abstentions will have no effect on the outcome of the ratification of the appointment of the accountants as they do not count as either “FOR” or “AGAINST” votes.

Advisory Resolution on Executive Compensation. Abstentions and broker non-votes will have no effect on the outcome of the advisory resolution on executive compensation as they do not count as either “FOR” or “AGAINST” votes.

Where can I find the voting results of the Annual Meeting?

We will report the voting results on a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

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Who is paying for the preparation and mailing of the proxy materials and how will solicitations be made?

We will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, mail, or electronic transmission. The Company will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material on our behalf to shareholders and the Company will reimburse such institutions for their out-of-pocket expenses incurred. The Company has not engaged any outside service provider to assist in the solicitation of proxies.

What does it mean if I receive more than one package of proxy materials or Notice of Internet Availability?

This means that you have multiple accounts holding Chico’s FAS, Inc. shares. These may include: accounts with our transfer agent, American Stock Transfer and Trust Company, shares held by the Administrators of our Plans, and accounts with a broker, bank or other holder or record. In order to vote all of the shares held by you in multiple accounts, you will need to vote the shares held in each account separately. Please follow the voting instructions provided on every proxy card, voting instruction form or Notice of Internet Availability that you receive to ensure that all of your shares are voted.

How do I contact the Board of Directors?

You can send written communications to one or more members of the Board, addressed to:

Chair, Board of Directors

Chico’s FAS, Inc.

c/o Corporate Secretary

11215 Metro Parkway

Fort Myers, Florida 33966

All such communications will be forwarded to the relevant director(s), except for solicitations or other matters unrelated to the Company.

How do I obtain directions to the Annual Meeting?

Directions to attend the Annual Meeting, where you may vote in person, may be obtained by calling Investor Relations at (239) 277-6200.

How do I submit a shareholder proposal for the 2019 Annual Meeting, and what are the deadlines?

The Company’s 2019 Annual Meeting is currently expected to be held on June 27, 2019. To be eligible under the SEC shareholder proposal rule (Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) for inclusion in next year’s proxy statement, and form of proxy, a shareholder must submit the proposal in writing so that we receive it by January 4, 2019 and must comply with Rule 14a-8 under the Exchange Act.

Even if a shareholder proposal is not eligible for inclusion in our proxy statement pursuant to Rule 14a-8, the proposal may still be offered for consideration at an Annual Meeting according to the procedures set forth in the Company’s Amended and Restated Articles of Incorporation. The Company’s Amended and Restated Articles of Incorporation contain certain advance notice requirements with respect to shareholder proposals. That notice must be received no later than the close of business on April 28, 2019 and must provide certain other information as described in the Company’s Amended and Restated Articles of Incorporation.

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What is the deadline to nominate individuals for election as directors at the 2019 Annual Meeting of Shareholders using proxy access?

A shareholder, or group of up to 20 shareholders, that has owned continuously for at least three years shares of the Company’s common shares representing an aggregate of at least 3% of our outstanding shares, may nominate and include in our proxy materials director nominees constituting up to 20% of the Company’s Board, provided that the shareholder(s) and nominee(s) satisfy the requirements set forth in the Company’s Amended and Restated Bylaws. Notice of proxy access director nominees must be received no earlier than the close of business on December 5, 2018 and no later than the close of business on January 4, 2019.

What is the deadline to nominate individuals for election as directors at the 2019 Annual Meeting of Shareholders, but not included in the proxy materials?

Director nominations that a shareholder intends to present at the 2019 Annual Meeting of Shareholders, but does not intend to have included in the Company’s proxy materials, must be received no later than the close of business on April 28, 2019. Notice of director nominations must be submitted by a shareholder of record and must set forth the information required by the Company’s Amended and Restated Articles of Incorporation. If you are a beneficial owner of shares held in street name, you may contact the organization that holds your shares for information about how to register your shares directly in your name as a shareholder of record.

Where do I send proposals and director nominations for the 2019 Annual Meeting of Shareholders?

All shareholder proposals and director nominations must be sent by mail to Chico’s FAS, Inc., 11215 Metro Parkway, c/o Corporate Secretary Fort Myers, Florida 33966.

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PROPOSAL 1	Election of Directors

Our Board currently consists of nine directors, six of whose terms of office will expire at the Annual Meeting. Each of these six, David F. Walker, Deborah L. Kerr, John J. Mahoney, William S. Simon, Stephen E. Watson and Andrea M. Weiss, has been nominated by the Board and has agreed to stand for re-election as a director of the Company to hold office until the 2019 Annual Meeting of Shareholders and until his or her successor has been duly elected and qualified.

Prior to the 2016 Annual Meeting of Shareholders, our Board was divided into three classes with terms expiring in 2017 (Class III), 2018 (Class I), and 2019 (Class II). At the 2016 Annual Meeting of Shareholders, shareholders approved an amendment to our Articles of Incorporation eliminating the classified board structure and providing for the annual election of directors beginning at this Annual Meeting. Under our Amended and Restated Articles of Incorporation, the unexpired three-year terms of directors elected prior to 2017 were not changed and the transition to a declassified board has been phased in as each class comes up for election. Accordingly, at the 2017 Annual Meeting of Shareholders, the Class III directors were elected for terms that will expire annually. The terms of the Class I directors will expire at this Annual Meeting, and these directors will be elected for terms that will also expire annually. Finally, the terms of the Class II directors will expire in 2019. As a result, all of our directors will be elected on an annual basis commencing at the 2019 Annual Meeting of Shareholders.

Our Amended and Restated Articles of Incorporation provide that a director nominee will be elected only if he or she receives a majority of the votes cast with respect to his or her election in an uncontested election (in other words, the votes cast “For” the election of such director nominee must exceed the votes cast “Against” his or her election as a director). Although you may abstain or vote to withhold a vote for a particular nominee, that vote will not be considered a vote cast “For” or “Against” that nominee and, as a result, will not have impact on the election result. Under our Corporate Governance Guidelines, if an incumbent director does not receive the required number of votes in an uncontested election, that director is required to submit in writing his or her irrevocable offer to resign from the Board.

In that situation, our Corporate Governance and Nominating Committee (also referred to as the “Governance Committee”) would consider the resignation, evaluate the circumstances, and make a recommendation to the Board about whether to accept or reject the resignation or whether to take other action. The Board would act promptly on the Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it. The Board only will approve as nominees those director candidates who agree to tender such resignation promptly following the certification of the shareholder vote.

Nominees for Election

At the Annual Meeting, shareholders will be asked to elect six directors to our Board for the ensuing year. The terms of our unclassified and Class I directors, consisting of David F. Walker, Deborah L. Kerr, John J. Mahoney, William S. Simon, Stephen E. Watson and Andrea M. Weiss, expire at the Annual Meeting. The Board of Directors, based on the recommendation of our Governance Committee, has nominated each of these directors to stand for re-election as unclassified directors to serve until our Annual Meeting of Shareholders in 2019.

Our remaining Class II directors, consisting of Shelley G. Broader, Bonnie R. Brooks, and Janice L. Fields, will serve until our Annual Meeting of Shareholders in 2019.

The following information is provided for each person our Board of Directors has nominated and recommended for election at the Annual Meeting. It includes the experience, qualifications, attributes, and skills that led our Governance Committee and the Board to conclude that the person should be nominated to serve as one of our directors.

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DAVID F. WALKER, 64
Board Chair Since: 2015 Director Since: 2005

Skills and Qualifications:

•   Former Partner Global Accounting Firm

•   Advanced Degree

•   CPA

•   CFE

•   NACD Board Leadership Fellow

•   Former Director Accountancy Program at the University of South Florida

Current Directorships:

•   Chico’s FAS, Inc.

•   CommVault Systems, Inc., Audit Chair

•   CoreLogic, Inc., Audit Chair

Former Directorships: • Paradyne Networks • Technology Research Corporation • First Advantage Corporation Committee Assignment: • Audit Committee, Chair • Executive Committee, Chair

David F. Walker has been a director since 2005 and currently serves as Chair of the Board and Chair of our Audit Committee. He also serves on the board of directors and chairs the audit committees of CommVault Systems, Inc., a data management software company, and CoreLogic, Inc., a real estate intelligence and analytics company. In addition, he was the Director of the Accountancy Program at the University of South Florida from 2002 through 2009 and led the school’s Program for Social Responsibility and Corporate Reporting. Mr. Walker was a partner at Arthur Andersen LLP from 1986 until 2002 and was in charge of the firm’s assurance and business advisory services practice in the Florida/Caribbean region. He has been deemed by the Board to be an Audit Committee Financial Expert.

Mr. Walker’s experience on other public company boards, his distinguished role in academia, his governance expertise, and his former service at a global accounting firm, provide the Board with significant leadership, financial and public company oversight experience and qualify him to sit on our Board.

DEBORAH L. KERR, 46
Director Since: 2017

Skills and Qualifications:

•   Former Executive Vice President, Chief Product & Technology Officer for Sabre Corporation and FICO

•   Former Chief Technology Officer for Hewlett-Packard Company

•   Former Manager, Mission Operations at NASA Jet Propulsion Laboratory

Current Directorships: • Chico’s FAS, Inc. • ExlService Holdings, Inc. • NetApp, Inc. Committee Assignment: • Corporate Governance and Nominating Committee

Deborah Kerr has been a Director since June of 2017 and currently serves on our Corporate Governance and Nominating Committee. Ms. Kerr also serves on the board of NetApp, Inc. She formerly served on the board of D+H Corporation, a Canadian company that provides global payments and lending technology. She also sits on the board of ExlService Holdings, Inc., a provider of operations management analytics and technology platforms.

From 2013 to April of 2017, Ms. Kerr was the Executive Vice President, Chief Product & Technology Officer for Sabre Corporation in Dallas, Texas, a software and services technology provider to the travel and transportation industry.

From 2009-2012, Ms. Kerr served as Executive Vice President and Chief Product & Technology Officer at Fair Isaac Corporation (now FICO) in San Diego, California. From 1998 to 2009, she served in various technology leadership roles at Hewlett-Packard Company, also in San Diego, and from 1988 to 1998, she was Manager, Mission Operations, at NASA Jet Propulsion Laboratory in Pasadena, California.

Ms. Kerr is a global product and technology executive, recognized for executing successful transformations, accelerating growth and innovation, and managing risk and change in complex environments. She is also an experienced public company director. Her extensive skill set, particularly her product and technology experience, qualify her to sit on our Board.

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JOHN J. MAHONEY, 66
Director Since: 2007

Skills and Qualifications:

•   Former Partner Global Accounting Firm

•   Former CFO and Vice Chairman of Staples, Inc.

Current Directorships:

•   Chico’s FAS, Inc.

•   Bloomin’ Brands, Inc., Audit Chair

•   The Michaels Companies, Inc., Audit Chair

•   Burlington Stores, Inc., Lead Independent
Director and Compensation Committee Chair

Former Directorships: • Advo, Inc. • Zipcar, Inc. Committee Assignment: • Human Resources, Compensation and Benefits Committee, Chair • Audit Committee • Executive Committee

John J. Mahoney has been a director since 2007 and currently serves on our Audit Committee and chairs our Human Resources, Compensation and Benefits Committee. He retired as Vice Chairman of Staples, Inc., an office supply retail chain, where he served from 2006 through 2012. Additionally, he served as Chief Financial Officer for Staples, Inc., from 1996 through 2012. Prior to 1996, Mr. Mahoney was a partner at the accounting firm Ernst & Young LLP. He currently serves on the board of directors and chairs the audit committees of Bloomin’ Brands, Inc., a company that owns dining restaurant chains, and The Michaels Companies, Inc., an arts and crafts retail chain. He also is Lead Independent Director and chairs the Compensation Committee of Burlington Stores, Inc., a national discount apparel retail chain. Mr. Mahoney served on the board of directors of Advo, Inc., a leading direct mail marketing services company, from 2001 to 2007, Zipcar, Inc., one of the world’s leading car-sharing services, from 2010 to 2012, and has been deemed by the Board to be an Audit Committee Financial Expert.

Mr. Mahoney’s extensive experience in a number of important areas including finance and strategic planning, public company governance and executive compensation, as well as his deep knowledge of the various issues that retail companies currently face, qualify him to sit on our Board.

WILLIAM S. SIMON, 58
Director Since: 2016

Skills and Qualifications:

•   Former President and CEO of Walmart U.S. and EVP of Walmart Stores, Inc.

•   Former President of WSS Consulting

•   Former Secretary of the Florida Department of Management Services

•   Formerly held senior positions at Brinker International, Inc., Diageo North America, Inc., Cadbury Schweppes plc, PepsiCo, Inc. and RJR Nabisco, Inc.

Current Directorships: • Chico’s FAS, Inc. • Darden Restaurants, Inc. Former Directorships: • Agrium, Inc. Committee Assignment: • Human Resources, Compensation, and Benefits Committee

William S. Simon has been a director since 2016 and currently serves on our Human Resources, Compensation and Benefits Committee. He retired in 2014 from his position as President and CEO of Walmart U.S. and Executive Vice President of Walmart Stores, Inc. (“Walmart”) and remained a consultant through 2015. Prior to that, he served in various executive roles at Walmart from 2006 forward. Mr. Simon has also served as President of WSS Consulting, a consulting advisory firm established by Mr. Simon to provide professional consulting services to businesses. Mr. Simon held several senior positions at Brinker International, Inc., a casual dining restaurant company, Diageo North America, Inc., a leading premium drink company, Cadbury Schweppes plc, a multinational confectionery company, PepsiCo, a multinational food, snack and beverage corporation, and RJR Nabisco, a tobacco and food products company. Mr. Simon served as Secretary of the Florida Department of Management Services and served 25 years in the U.S. Navy and Naval Reserves. Mr. Simon also serves on the board of directors of Darden Restaurants, Inc., a restaurant operator, and is a senior advisor to KKR, an investment firm. Since 2015, Mr. Simon has served as a faculty member and Executive in Residence at Baylor University.

Mr. Simon’s extensive retail experience, particularly in management, in multi-unit supply chain and in global sourcing, along with his strong public company board experience, qualify him to sit on our Board.

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STEPHEN E. WATSON, 73
Director Since: 2010
Skills and Qualifications: • Former CEO of Dayton Hudson Department Stores Co. • Former CEO of Gander Mountain Company Current Directorships: • Chico’s FAS, Inc. • Kohl’s Corporation, Lead Director

Former Directorships:

•   Shopko, Inc.

•   Smart & Final, Inc.

•   Norwest Bank

•   Target Corporation

•   Retek, Inc.

•   Eddie Bauer Holdings, Inc.

•   Regis Corporation

Committee Assignment:

•   Human Resources, Compensation and Benefits Committee

Stephen E. Watson has been a director since November 2010 and currently serves on our Human Resources, Compensation and Benefits Committee. Mr. Watson brings to the Board nearly 40 years of executive and director experience in the retail industry, holding various executive officer positions with Dayton Hudson Corporation, a company owning several major retail brands, including Chairman and Chief Executive Officer of Dayton Hudson Department Stores Co. and President of Dayton Hudson Corporation. Mr. Watson retired in 2002 as President and Chief Executive Officer of Gander Mountain Company, a privately held retailer for outdoor sports and recreation activities. Mr. Watson serves as Lead Director and sits on the Audit Committee of Kohl’s Corporation, a department store retail chain. From 2007 to 2017, he served on the board of Regis Corporation, a leading hair salon chain. From 1997 through 2005, Mr. Watson was a director of Shopko Stores, Inc., a retail store chain. From 2004 through 2007, Mr. Watson was a director of Smart & Final, Inc., a chain of food supply stores. He also served on the boards of Norwest Bank from 1990 to 1996, Target Corporation, a multinational retail chain, from 1991 to 1996, Retek, Inc., a provider of an end-to-end retail management enterprise resource planning software, from 1999 to 2004 and Eddie Bauer Holdings, Inc., a holding company that operates retail store chains, from 2005 to 2010.

We believe that Mr. Watson’s experience as a leading senior executive officer of several complex and specialty retail businesses, his experience as a director of other public retail companies and his broad knowledge of areas such as retail operations, corporate finance, accounting, marketing and merchandise procurement qualifies him to sit on our Board.

ANDREA M. WEISS, 62
Director Since: 2009

Skills and Qualifications:

•   Founder / President and CEO of Retail Consulting, Inc.

•   Co-founder of The O Alliance, LLC

•   Formerly held senior executive positions at dELiA*s Inc., The Limited, Inc., Intimate Brands, Inc., Guess, Inc. and Ann Taylor Stores, Inc.

Current Directorships:

•   Chico’s FAS, Inc.

•   Cracker Barrel Old Country Store, Inc.

•   Nutrisystem, Inc.

Former Directorships:

•   The Pep Boys - Manny, Moe, & Jack

Committee Assignment:

•   Audit Committee

Andrea M. Weiss has been a director since February 2009 and currently serves on our Audit Committee. Ms. Weiss is the founder and current President and Chief Executive Officer of Retail Consulting, Inc., a boutique consulting practice focused on product and brand development, consumer contact strategies, operational improvements, and turnarounds, and has served as its President and Chief Executive Officer since its formation in October 2002. In April 2014, Ms. Weiss co-founded The O Alliance, LLC., a consulting network focused on omni-channel solutions. She has extensive specialty retail experience having served in several senior executive positions with dELiA*s Inc., a retail company of young women’s clothing, The Limited, Inc., a women’s fashion retailer, Intimate Brands, Inc., a women’s fashion retailer, Guess, Inc., a clothing retailer, and Ann Taylor Stores, Inc., a women’s retail chain. Ms. Weiss currently serves on the board of directors of Cracker Barrel Old Country Store, Inc., a chain of restaurant and gift stores, and Nutrisystem, Inc., a provider of weight loss products and services. Ms. Weiss served on the boards of directors of eDiets.com, Inc., an online service providing dietary, nutritional and exercise advice, from 2004 to 2009 and GSI Commerce, Inc., a company specializing in creating, developing and running online sites for brick and mortar retail establishments, from 2006 to 2011, and The Pep Boys - Manny, Moe & Jack, an automotive products chain from 2013 to 2016.

Ms. Weiss was named by the National Association of Corporate Directors (“NACD”) as one of the Top 100 Directors of 2016.

In her various senior executive roles and as a consultant, Ms. Weiss has obtained significant marketing and consumer branding experience. She also has extensive public company board governance expertise. We believe Ms. Weiss’ valuable expertise and insights in building brand awareness, proprietary brand development, consumer behavior and governance qualify her to sit on our Board.

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If elected, Mr. Walker, Ms. Kerr, Mr. Mahoney, Mr. Simon, Mr. Watson and Ms. Weiss will continue their service on the Board beginning after the Annual Meeting, and all will serve on the Board until the Annual Meeting in 2019, until their successors are duly elected and qualified, or until their earlier death, resignation or removal. Unless otherwise directed, the persons named as proxies intend to vote such proxy “FOR” the election of Mr. Walker, Ms. Kerr, Mr. Mahoney, Mr. Simon, Mr. Watson and Ms. Weiss as directors of the Company.

None of the nominees are related to any of our directors, other nominees for director, or any executive officer of the Company by blood, marriage or adoption. There are no arrangements or understandings between any director or director nominee and any other person pursuant to which such director or director nominee was or is to be selected as a director.

Each of the proposed nominees for election as director has consented to serve if elected. If, as a result of circumstances not now known or foreseen, any of the nominees becomes unable or unwilling to serve as a director, it is intended that shares represented by the proxies voted for such nominee will be voted for such other person as our Board of Directors shall designate to replace such nominee. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL SIX NOMINEES.

Directors Continuing in Office

SHELLEY G. BROADER, 53
Director Since: 2015

Skills and Qualifications:

•   CEO and President of Chico’s FAS, Inc.

•   Former President and CEO of Walmart EMEA and Walmart Canada

•   Former President and COO of The Michaels Companies, Inc.

•   Former Senior Vice President of Sam’s Club

•   Formerly held leadership positions including operations, strategy, and marketing at Delhaize Group

•   Global and Regional Retail Experience

Current Directorships: • Chico’s FAS, Inc. • Raymond James Financial, Inc. Committee Assignment: • Executive Committee

Shelley G. Broader has been a director since December 2015 at which time she was also appointed as the Company’s Chief Executive Officer and President. Ms. Broader joined the Company after having served as President and Chief Executive Officer of the Walmart Europe, Middle East and Sub-Saharan Africa region since 2014. Walmart is a multinational retail corporation. She previously served Walmart in various roles, including as President and Chief Executive Officer of Walmart Canada from 2011 to 2014, Chief Merchandising Officer for Walmart Canada from 2010 to 2011, and Senior Vice President for Sam’s Club in 2010. Prior to joining Walmart in 2010, Ms. Broader was President and Chief Operating Officer of The Michaels Companies, Inc. ("Michaels"), an arts and crafts retail chain, from 2008 to 2009. Before joining Michaels, Ms. Broader enjoyed a 17-year career with Delhaize Group, a food supermarket retailer, where, under the Hannaford banner, she held a range of leadership roles across the Company’s operations, merchandising, distribution, strategy and marketing divisions. Ms. Broader is a member of the board of directors of Raymond James Financial, Inc. and Moffitt Cancer Center’s National Board of Advisors. She also serves on the board of directors and executive committee of the Florida Council of 100 as well as the board of directors of RILA, the Retail Industry Leaders Association. From July 2014 to November 2015, Ms. Broader served on the board of directors of Massmart Holdings, Ltd., a publicly traded South African firm, affiliated with Walmart. From March 2011 to March 2013, she served on the board of directors of Walmart de Mexico and CentroAmerica, a publicly traded Mexican firm, also affiliated with Walmart. She is a graduate of Washington State University.

Ms. Broader has extensive experience in global and regional retail businesses with keen insight into driving profitability and promoting growth, including several prior senior executive roles. We believe Ms. Broader’s expertise in the retail industry and leadership skills qualifies her to sit on our Board.

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BONNIE R. BROOKS, 64
Director Since: 2016

Skills and Qualifications:

•   Former President and CEO of Hudson’s Bay

•   Former President of Lane Crawford Joyce Group

•   Former Global Merchandise Manager of Dickson Concepts (International) Limited

•   Former EVP and Merchandise Manager of Holt Renfrew & Company

•   Global Retail Experience

Current Directorships:

•   Chico’s FAS, Inc.

•   Abercrombie & Fitch Co.

•   Rogers Communications Inc.

•   RioCan Real Estate Investment Trust, Trustee

Former Directorships:

•   Empire Company Limited

•   Royal Ontario Museum, Chair

•   AQX.UN.TO

•   Indigo Books & Music, Inc.

•   Liquor Control Board of Ontario, Chair

Committee Assignment:

•   Corporate Governance and Nominating Committee

Bonnie R. Brooks has been a director since 2016 and currently serves on our Corporate Governance and Nominating Committee. She has more than 30 years of global retail executive leadership experience and most recently (January 2014 - December 2016) served as the Vice Chair of Hudson’s Bay Company, a fashion retail group operating through multiple banners, including Hudson’s Bay, Home Outfitters, Lord & Taylor, Saks Fifth Avenue, Saks Off Fifth and Kaufhof. Ms. Brooks joined Hudson’s Bay in 2008 as Chief Executive Officer and President. From 2012 to 2014, Ms. Brooks served as President of Hudson’s Bay Company, responsible for both Hudson’s Bay and Lord & Taylor department stores USA. From 1997 to 2008, Ms. Brooks was based in Hong Kong serving as an executive officer, including as President of the Lane Crawford Joyce Group, a women’s fashion retailer with over 500 stores in Asia, and as Global Merchandise Manager for Dickson Concepts (International) Limited, a luxury retail group and owner of Harvey Nichols, UK. Prior to that, Ms. Brooks spent over a decade at Holt Renfrew & Company, a Canada-based fashion department store, in roles that included Executive Vice President and General Merchandise Manager. Ms. Brooks also serves on the board of directors and sits on the Compensation Committee of Abercrombie & Fitch Co., a teen apparel retailer, and Rogers Communications Inc., a Canadian diversified communications and media company, and she is a trustee of RioCan Real Estate Investment Trust, a North American real estate owner and developer. Ms. Brooks was formerly a director of Empire Company Limited, one of Canada’s largest food retailers. She is a member of the Order of Canada.

Ms. Brooks’ significant experience in the retail industry, including her experience as a Chief Executive Officer and President, has provided her with operational expertise and extensive public company board experience and qualifies her to sit on our Board.

JANICE L. FIELDS, 62
Director Since: 2013

Skills and Qualifications:

•   Former President, EVP and COO of McDonald’s USA, LLC

•   Marketing, Strategic, Risk Management, Financial and Operational Experience

Current Directorships:

•   Chico’s FAS, Inc.

•   Monsanto Company

Former Directorships: • Buffalo Wild Wings, Chair Committee Assignment: • Corporate Governance and Nominating, Chair • Executive Committee

Janice L. Fields has been a director since May of 2013 and currently chairs our Corporate Governance and Nominating Committee. She served as President of McDonald’s USA, LLC, a subsidiary of McDonald’s Corporation (“McDonalds”), a fast food chain operator and franchiser, from January 2010 until her retirement in November 2012. Ms. Fields held numerous other roles at McDonald’s, having started her career as a crew member. Prior to serving as President, she held several executive positions within McDonald’s USA, including U.S. Division President for the Central Division from 2003 through 2006 and Executive Vice President and Chief Operating Officer from 2006 through January 2010. Ms. Fields currently serves on the board of directors of Monsanto Company, a leading global provider of agricultural products, and the Global board of Ronald McDonald House Charities, a global nonprofit organization focused on families and children. From January of 2017 until January of 2018, she also served as a member and chair of the board of directors of Buffalo Wild Wings. Previously, Ms. Fields also served on the boards of directors of The Field Museum, a natural history museum, from 2010 through 2012, and United Cerebral Palsy, an international nonprofit service provider for individuals with disabilities, from 2005 through 2013.

Through her numerous executive roles at a Fortune 500 company, Ms. Fields has gained broad financial and operational experience and has demonstrated significant leadership and management skills through her successful implementation of various strategic initiatives. She has developed expertise related to marketing, strategic planning, risk management, production, and human resources, which provides her with valuable insights on operational and strategic matters reviewed by our board. We believe that her extensive operational, financial, and strategic planning experience qualifies her to sit on our Board.

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Director Nominations and Qualifications

Responsibility for Selection of Director Candidates

The Board is responsible for selecting director candidates. The Board has delegated the screening process to the Governance Committee, with the expectation that other members of the Board and executives will be asked to take part in the process as appropriate. The Governance Committee identifies individuals qualified to become Board members and recommends such individuals to the Board for its consideration.

Director Criteria

The Governance Committee is responsible for initial review and assessment of the skills, experience and background required of each of the Company’s directors in the overall context of the business and current composition of the entire Board. When evaluating potential nominees, including incumbent directors, the Governance Committee and the Board take into account our requirement that a substantial majority of Board members be independent; the diversity of experiences and backgrounds represented on the Board; the need for financial, business, academic, public company and other expertise on the Board and its committees; and the need to have directors who will work diligently and collegially to represent the best interests of the Company and its shareholders, employees, customers and communities. While the focus and priorities may change from time to time, this assessment includes an evaluation of a potential nominee’s experience in areas relevant to our business and our strategy. Below is a summary of areas of experience our Board has determined are most relevant to our business:

SUMMARY OF DIRECTOR EXPERTISE/SKILL

Expertise/Skill	Board Representation
CEO / CFO Experience
Corporate Governance
E-Commerce / Social Media
Executive Compensation / Human Resources
Financial Expert
Franchising
IT / Cybersecurity
Marketing
Product Development / Fashion Merchandising
Real Estate
Retail
Store Operations
Supply Chain / Sourcing

We seek diversity on our Board as a means to provide a broad spectrum of experience and expertise that will promote the presentation and consideration of differing points of view. By “diversity,” we mean differences of viewpoint, professional experience, individual characteristics, personal background, qualities, skills, qualifications, gender, ethnicity and race, so as to generate naturally varying perspectives. The Board and the Governance Committee believe that those varying perspectives are important to the effectiveness of the Board’s oversight of the Company. The Governance Committee does not assign specific weight to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees and continuing directors.

Directors should be able to provide insights and practical wisdom based on their experience and expertise. Directors are expected to prepare for, attend and participate in Board and Board Committee meetings, to ask direct questions and require straight answers, and to meet as frequently and for as long as necessary to properly discharge their responsibilities and duties as directors. Each Board member is expected to ensure that other commitments do not materially interfere with the member’s service as a director. In accordance with our Governance Guidelines, service on other boards and other commitments are considered by the Governance Committee when reviewing candidates for election and reelection.

The Company does not have term limits for its directors. However, under the Company’s Governance Guidelines, a non-management director who will attain the age of 75 prior to the next Annual Meeting of Shareholders is required to submit a letter of resignation to the Board effective, if accepted, as of the next Annual Meeting of Shareholders. The Governance Committee and the Board will consider the resignation in the context of whether such director’s continued service contributes to the right mix of tenured and newer directors in light of requirements of the Board at that time. If the Board determines not to accept the director’s resignation, the Governance Committee and the Board will reconsider the issue the following year, if necessary.

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The Board and its Governance Committee believe the skills, qualities, attributes, and experience of our current directors provide the Company with the business acumen and diverse range of perspectives needed to engage each other and management, to address effectively the Company’s evolving needs, and to represent the best interests of the Company’s shareholders.

Identifying and Evaluating Nominees

The Governance Committee annually determines whether the current members of the Board continue to provide the appropriate mix of knowledge, skills, judgment, experience, diversity, differing viewpoints and other qualities necessary for the Board to direct the Company based on the list of relevant skills and expertise discussed above. Furthermore, the Governance Committee regularly engages in Board succession planning by assessing the need for additional Board members to fill vacancies or to expand the size or expertise of the Board and the likelihood that the prospective nominee can satisfy the applicable criteria for directors. The Governance Committee identifies potential Board nominees utilizing search firms and Board members’ contacts within the business community. When the Governance Committee seeks a new candidate for directorship, it seeks an individual whose skills and experience will complement the attributes and perspectives of the other members of the Board. The Governance Committee takes into consideration whether particular individuals satisfy the independence criteria established by the Company, which standards meet or exceed those set forth in the NYSE listing standards, together with any special criteria applicable to serve on various committees of the Board. The information learned through the Board’s self-assessment process, including any identified gaps or weaknesses on the Board, is also used by the Governance Committee when considering the need for new directors and individual director nominees.

Once the Governance Committee has identified a potential nominee, it will make an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Governance Committee with the recommendation of the prospective candidate, as well as the Governance Committee’s own knowledge of the candidate, which may be supplemented by inquiries to the person making the recommendation or others.

If the Governance Committee determines, in consultation with the Chair of the Board and other Board members, as appropriate, that additional consideration is warranted, it may ask Board members or engage third parties to gather additional information about the prospective nominee’s background and experience and to report the findings to the Governance Committee. The Governance Committee then evaluates the prospective nominee against the criteria set out in the Company’s Governance Guidelines.

In connection with this evaluation, the Governance Committee determines whether to interview the prospective nominee. If warranted, the Chair of the Governance Committee, one or more of the independent directors, as well as the Chief Executive Officer (or “CEO”) and others as appropriate, interview the prospective nominee. Thereafter, the Governance Committee deliberates and makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Governance Committee.

Shareholder Nominees

The policy of the Governance Committee is to consider written recommendations from shareholders for positions on the Board of Directors. A shareholder who wishes to recommend a prospective nominee for the Board should notify the Corporate Secretary of the Company or any member of the Governance Committee in writing with whatever supporting material the shareholder considers appropriate, including the nominee’s name and qualifications for Board membership. In evaluating the nominations, the Governance Committee uses the same criteria as for other candidates recommended by the committee, other Board members, or other persons. In addition, shareholders may nominate persons for election as directors at an annual shareholders’ meeting if such nominations are made in accordance with the procedures set forth in the Company’s Amended and Restated Articles of Incorporation.

In addition, in 2016, the Board adopted amendments to our Amended and Restated Bylaws to implement proxy access. A shareholder, or group of up to 20 shareholders, owning continuously for at least three years shares of the Company’s stock representing an aggregate of at least 3% of our outstanding shares, may nominate and include in our proxy materials director nominees constituting up to 20% of our Board, provided that the shareholder(s) and nominee(s) satisfy the requirements in the Company’s Amended and Restated Bylaws. The Board believes that the provisions adopted in our Amended and Restated Bylaws appropriately balance the benefits shareholders gain under proxy access against the potential disruption that could be created by regular proxy contests, the corresponding turnover of a number of Board seats, and the challenges of on-boarding and integrating these new directors.

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Compensation of Directors

General

Under our Governance Guidelines, only our non-management directors are entitled to receive compensation for serving on the Board. The Compensation Committee is responsible for reviewing and recommending director compensation to the Board, which it does at least annually. Last year it engaged the services of Frederic W. Cook & Co., Inc. (“FW Cook”), an outside independent consultant, to assist the Compensation Committee in its analysis and recommendations. As part of its consulting services, FW Cook provided the Compensation Committee with a review and analysis of the prevailing outside director compensation structures, utilizing data from the Company’s peer group companies. FW Cook’s review indicated that the Company’s annual director compensation was below the median of the peer group, as reported in proxy statements filed in 2016, and before any anticipated or undisclosed increases as of the date the analysis was conducted and recommended changes to base compensation and non-equity benefits. The Compensation Committee shared that review and analysis with the full Board as part of its recommendation.

When making its recommendation to the Board, the Compensation Committee also considers the potential appearance that the independence of our directors may be adversely affected if compensation and benefits exceed customary levels, if the Company makes substantial charitable contributions to organizations with which a director is affiliated, or if the Company enters into consulting contracts with, or provides other indirect forms of compensation, to a director, an immediate family member of a director or an organization with which the director is affiliated.

The reviews and analyses discussed above were used in connection with implementing the compensation arrangements described below.

Indemnification

We indemnify our directors and certain officers to the fullest extent permitted by law so that they will serve free from undue concern. This indemnification is authorized under our Amended and Restated Bylaws, and accordingly we have signed agreements with all Board members obligating us to provide this indemnification to them.

Base Compensation and Non-Equity Benefits

During fiscal 2017, each non-employee director received an annual retainer of $90,000. The non-employee director serving as Chair of the Board received an additional annual retainer of $75,000. In addition, each non-employee director who served as the Chair for the Audit Committee, Compensation Committee and Governance Committee received additional annual retainers of $20,000, $20,000 and $15,000, respectively.

All directors are entitled to reimbursement of their reasonable out-of-pocket expenses for attendance at Board and Committee meetings and until the changes described below, non-employee directors were also entitled to elect to participate in the Company’s health insurance program with coverage provided for the director and his or her dependents, with the cost thereof paid by the Company. In February 2017, the Board voted to discontinue offering participation in the Company’s health insurance program to new Board members and to current non-participating Board members. Those Board members participating in the program as of that date were grandfathered so that their participation may continue. During the last fiscal year, Mr. Walker, Ms. Brooks, Ms. Fields, Mr. Mahoney, Mr. Simon and Ms. Weiss participated in this health insurance program. In addition, Board members are eligible to participate in the same merchandise discount program as all of our associates.

Restricted Stock

The Board has the discretion to make equity awards to non-employee directors. It is anticipated that each year around the time of the Annual Meeting of Shareholders, at the discretion of the Board, each continuing non-employee director will be awarded a determined grant value of restricted stock or restricted stock units that would vest one year following the grant date. Restricted stock awards are considered participating securities and recipients have the right to receive dividends on the awards during the vesting period. On June 22, 2017, for their respective service as directors, Mr. Walker, Ms. Brooks, Ms. Fields, Ms. Kerr, Mr. Mahoney, Mr. Simon, Mr. Watson and Ms. Weiss each received a grant of 16,560 shares of restricted equity under the Company’s 2012 Amended and Restated Omnibus Stock and Incentive Plan (the “2012 Omnibus Plan”), which was equivalent to approximately $145,000 in grant value, with the right to receive such award in the form of restricted stock or restricted stock units with deferred delivery. Each such restricted stock or restricted stock unit grant vests on June 22, 2018.

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Non-Employee Director Compensation Table

The following table provides information on the compensation for non-employee directors for the fiscal year ended February 3, 2018 (referred to as “fiscal 2017”).

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
David F. Walker	185,000	145,066	12,969	343,035
Bonnie R. Brooks	90,000	145,066	6,100	241,166
Janice L. Fields	105,000	145,066	12,969	263,035
Deborah L. Kerr	54,396	145,066	—	199,462
John J. Mahoney	110,000	145,066	12,969	268,035
Ross E. Roeder*	35,852	—	—	35,852
William S. Simon	90,000	145,066	18,194	253,260
Stephen E. Watson	90,000	145,066	—	235,066
Andrea M. Weiss	90,000	145,066	12,969	248,035
*	Mr. Roeder retired from the Board effective at the 2017 Annual Meeting of Shareholders.
(1)	The following table shows the breakdown of the Fees Earned or Paid in Cash between the Annual Retainer and the Committee Chair Fees. These fees are paid quarterly, in arrears.
Name	Annual Retainer Fees ($)	Board Chair and Committee Chair Fees ($)	Total Fees Earned or Paid in Cash ($)
David F. Walker	90,000	95,000	185,000
Bonnie R. Brooks	90,000	—	90,000
Janice L. Fields	90,000	15,000	105,000
Deborah L. Kerr	54,396	—	54,396
John J. Mahoney	90,000	20,000	110,000
Ross E. Roeder	35,852	—	35,852
William S. Simon	90,000	—	90,000
Stephen E. Watson	90,000	—	90,000
Andrea M. Weiss	90,000	—	90,000

(2)	The amounts included in the “Stock Awards” column represent the grant date fair value of restricted equity awards granted to directors in fiscal 2017, computed in accordance with FASB ASC 718. The grant date fair value for shares/units granted to each non-employee director on June 22, 2017 was $8.76 per share. The amounts in this column represent the value of 16,560 shares of restricted stock or restricted stock units, the aggregate number of restricted stock (or restricted stock units in the case of Ms. Fields) held by each non-employee director as of February 3, 2018.
(3)	The amounts in this column represent Company-paid premiums for health insurance coverage.

Governance of the Company

The Company believes that effective corporate governance should include regular and proactive discussions with our shareholders in an effort to identify those areas where improvements might be made. Based on such discussions, as well as our monitoring of suggestions by recognized governance experts and the governance practices of other public companies, we have adopted extensive corporate governance policies and practices. Our governance policies generally align with the corporate governance principles for U.S. companies developed by the Investor Stewardship Group (“ISG”), a collective of some of the largest institutional investors and global asset managers, including some of our own investors, that seeks to promote best practices in corporate governance. Some of these policies are summarized below:

Board Accountability to Shareholders

■	Incumbent directors up for re-election to our Board who fail to receive a majority of the votes cast in an uncontested election must tender their resignation;

■	Beginning with the 2019 Annual Meeting, our Board will be fully declassified, meaning the full Board will be elected annually;

■	Proxy access has been added to our Amended and Restated Bylaws to make it easier for shareholders to nominate director candidates;
■	The Company discloses its corporate governance documents and its Code of Ethics on the Company’s website;
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■	The Company provides a mechanism for shareholders to communicate with the Board; and
■	The Company has not included a “poison pill” or other similar shareholder rights’ provisions in its governance documents.

Shareholders Voting Rights

■	Each common share is entitled to one vote on each matter properly brought before the Annual Meeting; and
■	Shares of common stock are the only outstanding voting securities of the Company.

Independent Leadership Structure

■	All but one member of our Board is independent;
■	The Board and every committee have an independent chair; and
■	The Board’s leadership structure is reviewed annually by our Governance Committee.

Structures and Practices that Enhance Board Effectiveness

■	As described above, our Board is comprised of directors with a diverse and appropriate mix of experience and skills relevant to the Company’s business and strategy and to its status as a public company;
■	The Board reflects, and seeks in its searches for new directors, diversity of experience and of personal and professional backgrounds;
■	The Board oversees the Company’s Enterprise Risk Management program, which is reviewed at least annually, and has allocated its various risk management and oversight responsibilities among itself and its Audit, Governance and Compensation Committees to ensure adequate time and resources to effectively monitor Company risk;
■	Individual directors are required to offer their resignation on certain triggers, including changes in professional circumstances or the attainment of a certain age;
■	The Board and its Committees engage in an annual self-assessment and review process, described below; and
■	These and other governance policies of the Company are contained in our Corporate Governance Guidelines which are reviewed annually and provided on our website (see discussion of the Guidelines below).

Compensation and Incentive Structure Alignment with Company Goals and Strategy

■	The Company has stock ownership guidelines in place for our officers and directors;
■	The Company has an incentive compensation clawback policy in place for our executive officers;
■	As described more fully in our compensation discussions below, the Company has enhanced its incentive compensation practices to ensure alignment with its long-term goals; and
■	The 2012 Omnibus Plan and the related agreements governing equity grants require a minimum of one year vesting on grants, prohibit the “recycling” of shares related to stock option exercises, and limit the annual amount of cash and equity compensation that can be granted to non-employee directors. In addition, our new long-term performance equity grants have a 3-year performance period based on Company performance against specific return on net assets (“RONA”) goals.

Corporate Governance Guidelines

As noted above, the Company has adopted Corporate Governance Guidelines (the “Guidelines”) to address the structure of the Board and its committees and to outline the Board’s current practices, policies, and processes for performing its oversight function. The Guidelines, together with the charters of the Board’s Committees, provide the framework for the governance of the Company which is designed to promote the Board’s independence from management where appropriate, to establish an environment where the Board is able to adequately perform its function as the overseer of management, and to align the interests of the Board and management with the interests of the Company’s shareholders. The Guidelines are reviewed at least annually and are updated from time to time. The Guidelines, including all revisions, as adopted by the Board, meet the applicable listing standards of the NYSE.

The Guidelines are available at the Company’s website (www.chicosfas.com) by clicking on “About Us” and then “Governance Documents & Charters”. In addition to the Company’s Guidelines, other information relating to corporate governance at the Company is available on the Corporate Governance section of the Company’s website, including:

■	Audit Committee Charter
■	Human Resources, Compensation and Benefits Committee Charter
■	Corporate Governance and Nominating Committee Charter
■	Executive Committee Charter
■	Bylaws
■	Code of Ethics
■	Corporate Governance Guidelines
■	Policy on Granting Equity Awards
■	Stock Ownership Guidelines
■	Complaint Procedures for Accounting Matters
■	Insider Trading Policy

The Company’s shareholders may also obtain printed copies of these documents by writing to Chico’s FAS, Inc., c/o Corporate Secretary, 11215 Metro Parkway, Fort Myers, Florida 33966.

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Board of Directors

The members of the Board of Directors on the date of this Proxy Statement, and the Committees of the Board on which they currently serve, are identified below:

Director	Corporate Governance and Nominating Committee	Audit Committee	Human Resources, Compensation and Benefits Committee	Executive Committee
David F. Walker
Shelley G. Broader
Bonnie R. Brooks
Janice L. Fields
Deborah L. Kerr
John J. Mahoney
William S. Simon
Stephen E. Watson
Andrea M. Weiss
Chair
Member

Corporate Governance Structure

A corporate governance structure is typically defined as the system that allocates duties and authority among a company’s shareholders, board of directors, and management. The shareholders elect the Board and vote on certain governance matters. The Board has the ultimate decision-making authority for the Company, except with respect to those matters specifically reserved for the shareholders. The Board has responsibility for the Company’s long-term strategic plans, for establishing broad corporate policies, for hiring, overseeing and evaluating executive management, particularly the Chief Executive Officer, and for our overall performance and direction, but is not directly involved in our day-to-day operations. The day-to-day operations of the Company are conducted by its management, under the direction of the Chief Executive Officer. Board members keep informed about our business by participating in meetings of the Board and its Committees, by reviewing analyses, reports and other materials provided by Company management during and between Board meetings and through discussions with our Chief Executive Officer and other employees. The Board conducts its business through meetings and through actions taken by written consent in lieu of meetings. Our Board of Directors currently consists of nine directors, including eight independent directors and our current Chief Executive Officer and President, who is not independent. If all of the nominees for election are elected, this year the Board will continue to be comprised of eight independent directors and one non-independent director.

Board Responsibilities

The primary responsibility of the Board of Directors is to provide oversight, counseling, and direction to the Company’s senior executive management with regard to the long-term interests of the Company and its shareholders. To the extent appropriate under Florida law, the Board, in carrying out its duties, also may consider other factors it deems relevant, including the social, economic, legal or other effects of the Company’s business and operations, and its constituents, which include employees, suppliers, customers and the communities in which we do business. The Board’s detailed responsibilities include: (a) selecting, establishing performance goals for, regularly evaluating the performance of, and approving the compensation of the Chief Executive Officer and other executives; (b) reviewing, monitoring, and, where appropriate, approving the Company’s major financial objectives, operating and capital plans, and other significant actions or operations; (c) overseeing the Company’s strategic, operational, legal, regulatory, and reputational risk, including management’s identification and assessment of major risks facing the Company, and assisting in developing mitigation strategies; (d) planning for succession with respect to the Chief Executive Officer, and monitoring management’s succession planning for other executives; (e) overseeing the conduct of the Company’s business to evaluate whether the business is being properly managed for long-term value and whether proper internal controls are in place and effective; (f) overseeing the processes for maintaining the Company’s integrity and ethical obligations with regard to its financial statements and other public disclosures, its compliance with law and ethical requirements, and its environmental, social and governance practices; (g) monitoring, through the Audit Committee, possible conflicts of interest and related party transactions; and (h) planning for the succession of the Board’s own members, including leadership roles.

The Board of Directors has delegated to the Chief Executive Officer, working with the Company’s other executive officers, the authority and responsibility for managing the Company’s business in a manner consistent with the Company’s standards and practices, and in accordance with any specific plans, instructions or directions of the Board. The Chief Executive Officer and management are responsible for seeking the advice and, in appropriate situations, the approval of the Board and/or its various committees with respect to significant actions to be undertaken by the Company.

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Board and Committee Meetings

The Board and its Committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. It is the Company’s policy that directors should attend each meeting of the Board of Directors and each meeting of the Committees on which they serve. The Board of Directors held six meetings during fiscal 2017 and each incumbent director attended at least 75% of the aggregate of the total number of Board meetings and meetings of Committees on which he or she served.

During fiscal 2017, the non-management directors of the Board met without the Chief Executive Officer or other members of management present at all six of its regularly scheduled Board meetings.

Chair of the Board/Chief Executive Officer

The Board annually elects a Chair after taking into account the recommendation of the Governance Committee made following its annual review of the Company’s Board leadership structure. The Company does not require the separation of its Chair and Chief Executive Officer positions, but they are currently separate. If the CEO is elected as the Chair of the Board, the independent directors shall elect a lead Independent Director (“Lead Independent Director”) to serve as the focal point for communicating with the CEO, facilitating information flow and communications among non-management directors, and coordinating feedback to the CEO on behalf of the non-management directors regarding business issues and Board management. Currently, David F. Walker, an independent member of the Board, serves as Chair, while Shelley G. Broader serves as CEO and President. The Company believes that, generally, separating the Chair and CEO roles is a strong governance practice and contributes to the Board’s independence from management.

Affirmative Determination Regarding Director Independence

Under our Corporate Governance Guidelines, a substantial majority of the directors serving on our Board of Directors is required to be comprised of independent directors. In general, our Board of Directors determines independence on the basis of criteria established by the Company and set forth in its Corporate Governance Guidelines, which standards meet or exceed those set forth in the NYSE listing standards, and other facts and circumstances it considers relevant. It is the responsibility of the Governance Committee to evaluate whether each director and each director candidate satisfies these independence standards and to make its findings and recommendations to the Board. In making the independence determination, the Governance Committee and the Board consider all relevant facts, circumstances, and material relationships with the Company, including its affiliates (either directly or indirectly or with an organization of which the director is an officer, shareholder, member or a partner) that may interfere with the exercise of such director’s independence from management. A director is considered independent only if the Board affirmatively determines that the director has no material relationship with the Company, either directly or indirectly. In addition, under the Corporate Governance Guidelines and the NYSE listing standards a director is not independent if:

■	The director is or has been within the last three years an employee of the Company.
■	An immediate family member of the director is or has been within the last three years an executive officer of the Company.
■	The director has received more than $120,000 in direct compensation from the Company during any twelve-month period within the last three years. This excludes Board and Committee fees or other forms of deferred compensation for prior service.
■	An immediate family member of the director has received more than $120,000 in direct compensation from the Company (excluding for purposes of this computation any direct compensation received as an employee of the Company (other than an executive officer)) during any twelve-month period within the last three years.
■	The director or an immediate family member of the director is a current partner of the Company’s internal or external auditor.
■	The director is a current employee of the Company’s internal or external auditor.
■	An immediate family member of the director is a current employee of the Company’s internal or external auditor and works in the auditor’s audit, assurance, or tax compliance practice.
■	Within the last three years, the director or immediate family member of the director was a partner or employee of the Company’s internal or external auditor and personally worked on the Company’s audit.
■	The director or immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on the other company’s compensation committee.
■	The director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payment to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or 2% of the other company’s consolidated gross revenues.
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Directors who are designated as independent directors are expected to promptly inform the Company of any anticipated changes in their circumstances or relationships that may impact their designation as an independent director or their qualifications to serve on any Board Committee to which they have been appointed.

The Board, based on the evaluation, findings and recommendations of the Governance Committee, has concluded that all of the director nominees and the continuing directors, other than Shelley G. Broader, our CEO and President, are, and all directors serving during fiscal 2017, other than Ms. Broader, were, independent of the Company and its management under the independence standards set forth in the Corporate Governance Guidelines, under the NYSE independence standards, and under the independence standards set forth in Rule 10A-3 under the Exchange Act. The Board also has affirmatively determined that the members of the Audit, Compensation, and Governance Committees are all, and the members who served on these Committees during fiscal 2017, were all, comprised entirely of independent directors. Members of the Compensation Committee also meet the additional standards applicable to “outside directors” under Internal Revenue Code Section 162(m) and qualify as “non-employee directors” as defined in Rule 16b-3 under the Exchange Act.

Board’s Role in the Risk Management Process

Our Board and its Committees play an important role in overseeing management’s identification, assessment, and mitigation of risks that are material to us. The Board discharges many of its responsibilities and oversight functions with respect to risk through its Audit, Compensation, and Governance committees. The Board generally oversees our Enterprise Risk Management program and the evaluation of enterprise risk issues, particularly those risk issues not overseen by other Committees, such as data and cyber-security, information systems, litigation and strategic planning.

In particular, the Audit Committee assists the Board in fulfilling its oversight responsibility relating to the performance of our system of internal controls, certain legal and regulatory compliance, and our audit, accounting and financial reporting processes. The Audit Committee also periodically reviews with our General Counsel legal and regulatory matters, if any, that may have a material adverse impact on our financial statements.

The Compensation Committee is responsible for overseeing the management of risks relating to our compensation programs. In April 2017 and in April 2018, the Compensation Committee asked management to review our compensation policies and practices for all employees to identify general areas of risk and to communicate with the Compensation Committee’s independent compensation consultant concerning the design and structure of our executive compensation program. Management performed its review and discussed areas of potential risk. Management concluded that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company because they include multiple incentives, balancing sales, earnings, margin, expense control and return on net assets, and including certain compensation awards that are designed to encourage a longer-term focus. In addition, the design and structure of our compensation programs are generally the same across all business units such that the compensation policies and practices throughout the organization do not vary significantly from the overall risk and reward structure of the Company as a whole. The Compensation Committee reviewed management’s assessments and conclusions and discussed them with management.

The Governance Committee oversees risks associated with corporate governance, business conduct and ethics, and board membership, leadership and structure.

As part of the oversight process, each Committee receives reports from members of management concerning the areas of material risk to the Company that are within the purview of that Committee to enable it to understand our risk identification, risk management and risk mitigation strategies. While each Committee is responsible for assisting the Board in evaluating and overseeing certain risks, the entire Board is apprised of such risks through regular Committee reports. This enables the Board and its Committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Board and Committee Self-Assessment

The Board engages in an annual self-assessment process. In advance of the meeting in which the self-assessment is to occur, the Board and Committees collect materials and information to assist in their evaluation discussions. They review the qualifications and experience we have identified as important for Board effectiveness and how our membership stacks up against those criteria. They also review the number of Board and Committee meetings for the prior fiscal year and attendance records for individual directors. They look at the various responsibilities of the Board or the particular Committee set out in our governing documents, and they examine whether those responsibilities were met. They consider other accomplishments, actions and areas of focus over the year, including any open items.

The Board or Committee, in private session, then engages in focused, candid and thoughtful discussion about their performance. Directors who may not feel comfortable raising an issue in open session are encouraged to speak privately with the Chair, the CEO or the General Counsel. Following the assessment, the Chair of the Board or the Committee reports to the Board Chair, the CEO and/ or the General Counsel (as appropriate) regarding the assessment generally and any desired management or Board action, change in procedure, or required follow-up resulting from the discussion. Beginning in 2018, members of the Board and the Committees will also complete a digital questionnaire relating to their performance. The data collected in the questionnaires will be given to the relevant chairs (of the Board and the Committees) to use in the in-person self-assessment discussions.

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Code of Ethics

The Company and its Board believe that the long-term success of the Company is dependent upon maintaining an ethical business environment and complying with all legal and regulatory requirements. As part of its oversight in that regard, the Company maintains a Code of Ethics that applies to all employees and directors of the Company, including the chief executive officer, the principal financial officer and the principal accounting officer. The Code of Ethics is available at the Company’s investor relations website (www.chicosfas.com) by clicking on “About Us” and then “Governance Documents & Charters”. The Company intends to post amendments to or waivers from its Code of Ethics (to the extent applicable to the Company’s chief executive officer, principal financial officer, principal accounting officer or its directors) at this location on its website. No waivers have been granted under the Code of Ethics.

Communications to Non-Management Directors

The Board of Directors has established a process for shareholders and other interested parties to communicate with any independent director or with non-management directors as a group. Shareholders and other parties interested in communicating with the Chair or with the other non-management directors as a group may do so by writing to: Chair, Board of Directors, Chico’s FAS, Inc., c/o Corporate Secretary, 11215 Metro Parkway, Fort Myers, Florida 33966. Letters addressed to the Chair or any of the other non-management directors will be routed to the Corporate Secretary who will review all such correspondence, will keep a file with copies of such correspondence (including a log thereof), will regularly forward such correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or Committees thereof or that he or she otherwise determines requires their attention and may also provide each of the directors with summaries of all such correspondence. Directors may at any time review the file of such correspondence or the log of such correspondence and may request copies of any such correspondence.

A separate process has been established for dealing with concerns relating to accounting, internal controls or auditing matters. Shareholders, employees, and other parties interested in communicating about any of these particular matters may alternatively submit such communications by calling a third-party hotline that has been established by the Company (1-888-361- 5813) and such reports will immediately be brought directly to the attention of the Chair of the Company’s Audit Committee and separately to the General Counsel and to the Vice President- Internal Audit. If a communication relating to accounting, internal controls or auditing matters is received in writing by the Company, the Corporate Secretary will promptly forward such written correspondence to the Chair of the Audit Committee and separately to the General Counsel and Vice President-Internal Audit. These particular reports, whether received through the hotline or in writing, will be handled in accordance with procedures established by the Audit Committee (see Complaint Procedures for Accounting Matters available on the Corporate Governance section of the Company’s website).

Director Attendance at Annual Meeting

The Company expects all of its directors to attend the Annual Meeting of Shareholders. With the exception of one director who did not stand for reelection last year and one director who had an unavoidable conflict, all of our directors then holding office attended our Annual Meeting of Shareholders in 2017.

Committees of the Board

The Board of Directors has the following standing committees: (a) Corporate Governance and Nominating Committee, (b) Audit Committee, (c) Human Resources, Compensation and Benefits Committee, and (d) Executive Committee. Each of these Committees has a charter under which it operates. These charters are available at the Company’s website (www.chicosfas.com) by clicking on “About Us” and then “Governance Documents & Charters”.

Corporate Governance and Nominating Committee

The Governance Committee held four meetings during fiscal 2017. This Committee is responsible for developing, assessing, maintaining, recommending and implementing policies and practices relating to corporate governance, including reviewing and monitoring compliance with the Company’s Corporate Governance Guidelines. In addition, as a nominating committee, its principal responsibilities also include interviewing, evaluating, nominating, and recommending individuals for membership on, and to serve as Chair of, the Company’s Board and each of its Committees. This Committee also prepares and supervises the Board’s annual review of director independence and oversees the Board’s self-assessment process. All of the members of this Committee are, and all of the members of this Committee during fiscal 2017 were, independent within the meaning of the NYSE listing standards and the Company’s Corporate Governance Guidelines.

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Audit Committee

The Audit Committee held seven meetings during fiscal 2017. The Audit Committee’s principal responsibilities are to assist the Board in its general oversight of our accounting, financial reporting, financial risk assessment, internal controls, and audit function. This committee is directly responsible for: (a) the appointment, engagement, compensation, and oversight of the work of the Company’s independent certified public accountants; (b) reviewing the annual financial results and the annual audit of the Company’s financial statements; and (c) recommending whether the audited financial statements should be included in the Company’s Form 10-K and preparing the Audit Committee Report required under applicable securities laws. The Audit Committee also reviews the Company’s quarterly financial results and each Form 10-Q, and meets with the independent accountants and the Vice President- Internal Audit from time to time in order to review the Company’s internal controls and financial management practices. The Audit Committee also is responsible for reviewing and discussing with its independent accountants and management any related party transactions. During each fiscal year, at least one (and usually more) of the meetings between this Committee and the independent accountants is held separately without management present. The Audit Committee also meets with the head of the management disclosure committee periodically to discuss related party transactions. This Committee has established policies and procedures for the engagement of the independent accountants to provide permissible non-audit services, which includes pre-approval of all permissible non-audit services to be provided by the independent accountants.

All members of the Audit Committee are independent within the meaning of the listing standards of the NYSE, the Company’s Corporate Governance Guidelines, and Rule 10A-3 promulgated under the Exchange Act. SEC regulations also require the Board to determine if a member of its Audit Committee is an “Audit Committee Financial Expert.” According to these regulations, an audit committee member can be designated an Audit Committee Financial Expert only when the audit committee member satisfies specified qualification requirements, including experience in (or “experience actively supervising” others engaged in) preparing, auditing, analyzing, or evaluating financial statements presenting a level of accounting complexity comparable to what is encountered in connection with the Company’s financial statements. The regulations further require such qualifications to have been acquired through specified means of experience or education. The Board has determined that Mr. Walker, the Chair of this Committee, and Mr. Mahoney each qualify as an Audit Committee Financial Expert within the meaning of the regulations of the SEC and that each of them has accounting and related financial management expertise within the meaning of the listing standards of the NYSE. Although the Board of Directors has determined that Mr. Walker and Mr. Mahoney each has the requisite attributes defined under the rules of the SEC, their respective responsibilities are generally the same as those of the other Audit Committee members. The Audit Committee members are not auditors or accountants for the Company, do not perform “field work” and are not full-time employees of any audit firm. The SEC has determined that an audit committee member who is designated as an Audit Committee Financial Expert will not be deemed to be an “expert” for any purpose as a result of being identified as an Audit Committee Financial Expert. (See the Audit Committee Report on page 32 for further information.)

Human Resources, Compensation and Benefits Committee

The Compensation Committee held six meetings during fiscal 2017. The principal responsibilities of this Committee are to: (a) review and make recommendations to the Board concerning the Company’s compensation philosophy and compensation plans to ensure alignment with the Company’s corporate goals and objectives; (b) evaluate the CEO’s performance against corporate goals and objectives established for the CEO and to approve the compensation of the CEO in light of her or his performance; (c) review and, when appropriate, approve the compensation of the executive officers of the Company; (d) provide input and make recommendations to the Board on individuals elected to be executive officers of the Company; (e) oversee and evaluate management’s assessment of the risks related to the Company’s compensation programs at least annually; (f) review and make recommendations with respect to, and administer, the Company’s existing and proposed compensation and bonus plans; and (g) review and discuss with management the Compensation Discussion and Analysis to be included in the Company’s annual proxy statement, recommend to the Board whether it should be included in such filing, and prepare the Compensation Committee report required to be included in the Company’s annual proxy statement. The Compensation Committee also participates in management succession planning processes with the Board and the CEO.

In addition, the Compensation Committee is responsible for evaluating and recommending compensation to be paid to our directors, including retainers, fees, benefits and perquisites. Because of the inherent conflict associated with directors setting their own compensation levels, under its charter, the recommendations of the Compensation Committee relating to director compensation must be reviewed by third parties, which may include outside consultants. Furthermore, the 2012 Omnibus Plan, which shareholders approved in 2017, included an annual per director limit on cash and equity compensation paid to our directors. The Compensation Committee also reviews, makes recommendations with respect to, and monitors compliance with the Company’s Stock Ownership Guidelines.

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All of the members of this Committee are independent within the meaning of the listing standards of the NYSE and the Company’s Corporate Governance Guidelines. (See the Human Resources, Compensation and Benefits Committee Report on page 35 for further information.)

Executive Committee

The Executive Committee did not meet during fiscal 2017. The Executive Committee serves primarily as a means for taking action requiring Board approval between regularly scheduled meetings of the Board. The Executive Committee is authorized to act for the full Board on matters other than those specifically reserved by Florida law solely to the Board. In practice, the Executive Committee’s actions have generally been limited to matters that the full Board specifically delegates to the Executive Committee, such as occasional action relating to the Company’s stock repurchase program.

PROPOSAL 2	Proposal to Ratify the Appointment of Ernst & Young LLP as Independent Certified Public Accountants

Appointment Proposed for Ratification

Based on the recommendation of the Audit Committee, the Company has selected Ernst & Young LLP (“EY”) as its independent certified public accountants for the current fiscal year ending February 2, 2019 (fiscal 2018). Ratification of the Company’s independent certified public accountants is not required by the Company’s Amended and Restated Bylaws or otherwise, but the Board has decided to seek such ratification as a matter of good corporate practice. In the event of a negative vote, the Audit Committee will review its future selection of its independent certified public accountants in light of that result. Even in the event of a positive vote, the Audit Committee in its discretion may select a different independent certified public accounting firm at any time during fiscal 2018 if it determines it to be in the best interests of the Company and our shareholders. EY has audited the accounts of the Company since first being engaged by the Company effective July 1, 2002. Representatives of EY are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions by shareholders.

We have been advised by EY that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

Recommendation

The Board of Directors recommends a vote “FOR” the ratification of appointment of Ernst & Young LLP as our independent certified public accountants for the period specified.

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Fees to Independent Accountants

The following table presents fees for professional services rendered by EY for the audit of the Company’s annual financial statements for fiscal 2017 (ended February 3, 2018) and fiscal 2016 (ended January 28, 2017) and fees billed for audit-related services, tax services and all other services rendered by EY for fiscal 2017 and fiscal 2016.

	Fiscal 2017	Fiscal 2016
Audit Fees	$1,340,000	$1,350,000
Audit-Related Fees	1,995	1,995
Tax Fees	270,095	251,748
All Other Fees	10,000	—
TOTAL	$1,622,090	$1,603,743

Audit Fees

Fees for audit services include aggregate fees billed for professional services rendered for the annual audits of the Company’s financial statements included in Form 10-K filings, the reviews of the Company’s quarterly reports on Form 10-Q, other SEC filings and audit consultations and the Sarbanes-Oxley Section 404 attestation. Fiscal 2017 includes additional audit fees related to a registration statement on Form S-8 (“Form S-8”) filing.

Audit-Related Fees

Fees for audit-related services in fiscal 2017 and 2016 include the Company’s use of EY’s online research tools.

Tax Fees

Fees for tax services in fiscal 2017 and 2016 were principally related to special tax and international tax projects.

All Other Fees

Fees for other services in fiscal 2017 relate to the Company’s Form S-8 filing.

All audit-related services, tax services and other services in fiscal 2017 and 2016 were pre-approved by the Audit Committee, which concluded that the provision of such services by EY was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee provides for pre-approval of audit, audit-related and tax services specifically described by the Audit Committee on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. The Company’s pre-approval policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

PROPOSAL 3	Advisory Resolution to Approve Executive Compensation

Summary of the Advisory Resolution

The Company is asking you for approval of the compensation of our named executive officers (“NEOs”) as described in this Proxy Statement (the “say-on-pay” vote). The Company’s NEOs are identified in the Summary Compensation Table on page 47 in the Executive Compensation section and the accompanying tables contained in this Proxy Statement on pages 36. While the Board and its Compensation Committee will carefully consider the shareholder vote, the vote is advisory in nature and will not be binding on the Board or the Company.

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The Company has long demonstrated its commitment to sound executive compensation practices and corporate governance principles, working to ensure that its practices protect and further the interests of shareholders. We believe that our executive compensation program, as described more fully in the “Executive Compensation” section of this Proxy Statement, is structured (i) to promote a performance-based culture which links the interests of management and shareholders; (ii) to support our business objectives; and (iii) to align our programs with recognized corporate governance best practices because:

■	Our compensation programs strongly support our key business objectives and our focus on increasing shareholder value.
■	A significant portion of NEO compensation is “at risk” so that if the value we deliver to our shareholders declines, so does the compensation we deliver to our NEOs.
■	We set our performance goals for the cash incentive bonus at the beginning of the fiscal year so that the determination as to whether the goals have been achieved is based on objective criteria and so that, at the time the goals are set, there remains sufficient uncertainty as to whether they will be achieved so as to more effectively motivate performance.
■	We monitor and compare the compensation programs and pay levels of executives at peer companies so that our compensation programs are competitive and within the range of market practices of our peers.
■	We conduct an annual risk assessment of our compensation programs; as a result of our most recent assessment, we determined that our policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
■	We require executives and non-employee directors to maintain meaningful Company stock ownership levels.
■	Officers and directors are not permitted to hedge their economic exposures to Company stock and are also prohibited from trading our stock on margin.
■	We have a formal compensation clawback policy for adjustment, cancellation or recovery of incentive-based awards or payments to our Section 16 officers in the event of a material financial restatement.
■	We do not provide significant perquisites or personal benefits to NEOs.
■	As part of our emphasis on performance-based compensation plans, we do not provide supplemental executive retirement plans or other non-performance-based retirement benefits to the NEOs, other than the tax-qualified 401(k) defined contribution plan available to all employees and the deferred compensation plan, which is available to highly-compensated employees.
■	Our severance policies are in line with competitive practice, and we do not provide tax gross-ups.

As noted above, our compensation philosophy emphasizes pay for performance and places a significant percentage of NEO compensation “at risk.” For example, between 55% - 88% of our executive compensation opportunity for fiscal 2017 was at risk, subject to performance.

In addition, the Company has in the past sought and received shareholder approval for the incentive plans that we use to motivate, retain, and reward our executives. Those incentive plans include the Cash Bonus Incentive Plan (“the Bonus Plan”), which the shareholders approved in 2015, and the 2012 Omnibus Plan, which the shareholders originally approved in 2012, and for which we received shareholder approval of an amendment and restatement in 2017. Compensation provided pursuant to these shareholder-approved plans makes up a majority of the pay that the Company provided to its NEOs.

At our 2017 Annual Meeting of Shareholders, we received 94% approval of our executive compensation for fiscal 2016. While we applied similar philosophy and practices in determining fiscal 2017 compensation for our NEOs, we conducted extensive shareholder outreach and took those comments into consideration in the design of our future programs. Our long-term equity plan provides a direct link between compensation and the creation of long-term shareholder value. For fiscal year 2018, the Company increased the performance measurement period from one to three years and aligned performance based stock vesting to the new measurement period. This change allows for a more focused approach on longer term strategic goal setting for the business and supports retention efforts for associates participating in the 2012 Omnibus Plan.

Accordingly, the Board recommends that the shareholders approve the following advisory resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation paid to the Company’s NEOs as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Shareholders pursuant to compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and the related narrative discussion.

Recommendation

The Board of Directors encourages shareholders to endorse the executive compensation program by voting in favor of this resolution. Although the say-on-pay vote is non-binding, the Board and its Compensation Committee, which is comprised entirely of independent directors, will consider the voting results, as well as other communications from shareholders relating to our compensation practices, and take them into account in future determinations concerning our executive compensation program.

The Board of Directors recommends a vote “FOR” this proposal.

- 2018 Proxy Statement	31

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AUDIT COMMITTEE REPORT

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

The Audit Committee consists of three directors and operates under a written charter adopted by the Board of Directors. The current members of this Committee are David F. Walker (Chair), John J. Mahoney and Andrea M. Weiss. Each member of the Committee is independent in the judgment of the Company’s Board of Directors, as required by NYSE listing standards and as set forth in the Company’s Corporate Governance Guidelines. This Committee is responsible for selecting, engaging, evaluating and negotiating fee arrangements with the Company’s independent certified public accountants (the “Independent Accountants”) with input from the Company’s Board and management. Management is responsible for the Company’s internal controls and the financial reporting process. The Independent Accountants are responsible for performing an audit of internal control over financial reporting that is integrated with an audit of the Company’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board in the United States (“PCAOB”), and for expressing opinions thereon. This Committee’s responsibility is to monitor and oversee these processes.

The members of this Committee do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the Independent Accountants, nor can this Committee certify that the Independent Accountants are “independent” under applicable rules. This Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management, internal auditors, and the Independent Accountants on the basis of several factors, including the information it receives, discussions with management, internal auditors, and the Independent Accountants, and the experience of this Committee’s members in business, and with financial and accounting matters.

As part of its oversight of the Company’s financial reporting process, this Committee reviews and discusses with both management and the Company’s Independent Accountants all annual and quarterly financial statements prior to their issuance, including receiving reports on the matters discussed in management’s Disclosure Committee meetings. This Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended February 3, 2018 (fiscal 2017), with management and the Company’s Independent Accountants. Management advised the Audit Committee that the Company’s fiscal 2017 consolidated financial statements had been prepared in accordance with accounting principles generally accepted in the United States, and presented significant accounting and disclosure matters to this Committee. Discussions with the Independent Accountants regarding the Company’s fiscal 2017 audited financial statements included the Independent Accountants’ judgments about the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates used in the Company’s financial statements, as well as other matters, as required to be discussed under applicable auditing standards adopted by the PCAOB and under the Audit Committee’s charter.

This Committee annually evaluates, with input from management and the internal auditor, the quality of services and sufficiency of resources provided by the Independent Accountants, communications and interactions with the Independent Accountants, and assesses the Independent Accountants’ independence, objectivity and professional skepticism. The Company’s Independent Accountants provided this Committee the written disclosures and the letter required by applicable requirements of the PCAOB for independent auditor communications with Audit Committees concerning its independence, and this Committee discussed the results of the evaluation process with the Independent Accountants, including their independence from the Company.

In addition, this Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, this Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and control.

Based upon this Committee’s discussion with management, the internal auditor, and the Independent Accountants, this Committee’s review of the representations of management, and the report of the Independent Accountants to this Committee, and subject to the limitations on the role and responsibilities of this Committee described above and in this Committee’s charter, this Committee recommended that the Board of Directors approve the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K filed with the SEC as of and for the fiscal year ended February 3, 2018.

MEMBERS OF THE AUDIT COMMITTEE
David F. Walker, Chair
John J. Mahoney
Andrea M. Weiss
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EXECUTIVE OFFICERS

The following table sets forth certain information regarding the Company’s current executive officers.

Executive Officers	Age	Positions	Years with the Company
Shelley G. Broader	53	Chief Executive Officer, President and Director	2
Todd E. Vogensen	49	Executive Vice President - Chief Financial Officer and Assistant Corporate Secretary	8
Diane M. Ellis	60	Brand President - Chico’s	1
David Pastrana	41	Brand President - White House Black Market	(a)
Mary van Praag	53	Brand President - Soma	(b)
Kristin L. Oliver	46	General Counsel and Executive Vice President - Human Resources and Store Operations	2
Ann E. Joyce	53	Chief Information Officer and Executive Vice President - Advanced Analytics, Customer Experience and Technology	2
John R. Lund	58	Senior Vice President of Supply Chain & Operations	1
David M. Oliver	60	Senior Vice President - Finance, Controller and Chief Accounting Officer	6
(a)	Joined the Company in January 2018.
(b)	Joined the Company in September 2017.

Non-Director Executive Officers

Todd E. Vogensen is Executive Vice President - Chief Financial Officer and Assistant Corporate Secretary. He joined the Company in October 2009 as Vice President - Financial Planning and Analysis, followed by the role of Vice President - Investor Relations, before his promotion to Senior Vice President - Finance. He was subsequently named Executive Vice President - Chief Financial Officer and Assistant Corporate Secretary. Prior to joining the Company, Mr. Vogensen served in executive finance roles at Michaels Stores, Inc., an arts and crafts retail chain, Gap, Inc., a clothing and accessories retailer, and Hewlett Packard Company, an information technology company, as well as Audit Manager and CPA at accounting firm PricewaterhouseCoopers LLP.

Diane M. Ellis is Brand President - Chico’s. She joined the Company in November 2016. Prior to joining the Company, Ms. Ellis served as Chief Executive Officer of The Limited Stores, a fashion retailer, since 2013. From 2006 until 2013, Ms. Ellis served as President and Chief Operating Officer of Brooks Brothers Group, Inc., an apparel retailer. Prior to Brooks Brothers, Ms. Ellis was the founding partner of Lighthouse Retail Group, a retail-centric consulting firm, managing director for the Retail Strategy Practice at PricewaterhouseCoopers, and director of merchandise planning, allocation and inventory at Filene’s department stores. Ms. Ellis also served in merchandising, planning, strategy and store management roles at Joseph Horne’s department stores and at Marshalls, where she launched the petite businesses. She is a member of the board of directors of Stage Stores, Inc., which operates specialty department stores.

David Pastrana is Brand President - White House Black Market. He joined the Company in January 2018. Mr. Pastrana served as President of Apparel at Sears Holding Corporation from March 2014 through July 2017. Prior to that, from April 2013 to March 2014, he served as President North America for Topshop Topman, where he managed the North American retail, wholesale and online businesses. Before that he was at Inditex (parent company to Zara) for almost eight years, where he served as CEO and Managing Director of the Canadian and then the U.S. markets. Prior to that he served Inditex in various corporate, regional and store operations roles.

Mary van Praag is Brand President - Soma. She joined the Company in September 2017. Ms. van Praag has over 30 years of global, multichannel beauty industry leadership experience. She has a proven track record of developing brands and executing sales growth strategies. Prior to joining the Company, Ms. van Praag was CEO of Perricone MD from May 2015 to August 2017. From March 2008 to May 2015, Ms. van Praag held several international and domestic executive leadership roles at Coty, Inc. (“Coty”), including serving as General Manager of OPI Products, Inc. Prior to Coty, Ms. van Praag held corporate and regional positions at Johnson & Johnson, Revlon, Inc., and other health, beauty, and personal care companies.

Kristin L. Oliver is General Counsel and Executive Vice President - Human Resources and Store Operations. She joined the Company in May 2016. Previously, she spent 11 years at Walmart serving as its Executive Vice President, Walmart U.S. People, Senior Vice President, Walmart International People, and Vice President and Division General Counsel, Employment. Before joining Walmart, Kristin was a partner in the Tulsa, Oklahoma law firm of Gable and Gotwals, where she practiced commercial litigation and employment law.

Ann E. Joyce is Chief Information Officer and Executive Vice President - Advanced Analytics, Customer Experience and Technology. She joined the Company in November 2015. Ms. Joyce has more than 30 years of experience supporting the apparel industry, including retail, wholesale, licensing, manufacturing, and international environments. Prior to joining the Company, Ms. Joyce served as Senior Vice President and Chief Information Officer at Aeropostale, Inc. for 12 years. During her tenure, Aeropostale was recognized as a Top Innovator by Apparel Magazine and helped lead the industry into mobile payments. Prior to Aeropostale, Ms. Joyce held various positions including the position of Vice President of Global Applications at Polo Ralph Lauren from 1996 until 2002. Ms. Joyce has also held positions of increasing scope and responsibility at Leslie Faye, and Garan, Inc. since starting her career.

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John R. Lund is Senior Vice President of Supply Chain & Operations. He joined the Company in November 2016. Most recently, he was the founder and principal at Lund Simon Consulting, specializing in helping organizations to master the complexities of supply chain operations while driving profitable growth. Prior to founding Lund Simon Consulting, Dr. Lund held various leadership roles with increasing responsibility at The Walt Disney Company, including SVP, Integrated Supply Chain Management from 2013 to 2016, and Senior Vice President Disney Parks Supply Chain Management from 2006 to 2013, after having joined Disneyland Paris in 1992. Prior to his career at Disney, Dr. Lund worked at RAND, an internationally renowned nonprofit research center for public policy. During his career at RAND from 1984 to 1992, he advised the US government on national security strategy, political-economic affairs, and military planning. John holds a doctorate in policy analysis from Pardee RAND Graduate School, an MA in international affairs from Columbia University, and a BA in international relations and economics from St. Joseph’s University.

David M. Oliver is Senior Vice President - Finance, Controller and Chief Accounting Officer. He joined Chico’s FAS, Inc. in March 2012 as Vice President - Controller. Prior to joining Chico’s FAS, Inc., Mr. Oliver held various finance roles with SUPERVALU Inc., a retail and wholesale grocery chain, including Chief Financial Officer - Supply Chain Services, Vice President, Corporate Controller and Vice President, Investor Relations from 2004 to 2012. Mr. Oliver also served as an executive finance officer at the Arden Group, Inc. and The Vons Companies, Inc., both food supermarket retailers, as well as Audit Manager and CPA at the accounting firm Arthur Andersen.

None of the executive officers or directors who currently serve or who served in such capacities during fiscal 2017 are related to one another. There are no arrangements or understandings pursuant to which any executive officer was elected to office. Executive officers are elected by and serve at the discretion of the Board of Directors.

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HUMAN RESOURCES, COMPENSATION AND BENEFITS COMMITTEE REPORT

The following report of the Human Resources, Compensation and Benefits Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

The Compensation Committee evaluates and establishes compensation for executive officers and oversees the deferred compensation plan, the Company’s management equity compensation plans, and other management incentive, benefit and perquisite programs. Management has the primary responsibility for the disclosure of executive compensation in the Company’s financial statements and reporting process. With this in mind, the Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis found on pages 36-46 of this Proxy Statement. The Compensation Committee is satisfied that the Compensation Discussion and Analysis fairly and completely represents the philosophy, intent, and actions of the Compensation Committee with regard to executive compensation and recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement.

MEMBERS OF THE HUMAN RESOURCES, COMPENSATION AND BENEFITS COMMITTEE

John J. Mahoney, Chair
William S. Simon
Stephen E. Watson

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COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis describes the material elements of the Company’s executive compensation program, how it is designed to support the achievement of our key strategic and financial objectives, and the compensation decisions the Compensation Committee made under the program for our NEOs as defined under SEC rules, who for fiscal 2017 are:

Named Executive Officers	Title
Shelley G. Broader	Chief Executive Officer, President and Director
Todd E. Vogensen	Executive Vice President - Chief Financial Officer and Assistant Corporate Secretary
Diane M. Ellis	Brand President - Chico’s
Kristin L. Oliver	General Counsel and Executive Vice President - Human Resources and Store Operations
Ann E. Joyce	Chief Information Officer and Executive Vice President - Advanced Analytics, Customer Experience and Technology
Donna M. Colaco(a)	Former, Brand President - White House Black Market

(a) Left the Company in January 2018.

Executive Summary

Strategic Highlights

In fiscal 2017, we continued our multi-year transformational journey, strengthening the Company’s competitive positioning as well as the marketing position of each of our brands. At the brand level, changes made by new leadership, merchandising enhancements and customer engagement strategies drove positive results. Solid inventory management and continued focus on aligning the organizational structure with long-term growth initiatives demonstrated our commitment to delivering on the successful execution of our strategic initiatives which include: (1) evolving the customer experience, (2) strengthening our brands’ positions, (3) leveraging actionable retail science, (4) building growth platforms and (5) achieving operational excellence. In 2018, having built the operational and foundational tools we need to move forward, we are intently focused on adding new growth platforms, further evolving the customer experience and leveraging actionable retail science to drive sales.

Financial Highlights

In fiscal 2017, we reported earnings per diluted share of $0.79 compared to $0.69 in fiscal 2016. Fiscal 2017 earnings per diluted share includes the favorable impact of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), the benefit of the 53rd week and the unfavorable impact of hurricanes Harvey, Irma and Maria (collectively, the “Hurricanes”). Fiscal 2016 earnings per diluted share includes the unfavorable impact of restructuring and strategic charges and Boston Proper. Excluding changes in shipping terms with a major vendor, inventories at the end of fiscal 2017 decreased 6.5% compared to the end of fiscal 2016, reflecting continued inventory management. In fiscal 2017, we also returned $70 million to shareholders, consisting of $27 million in share repurchases and $43 million in dividends. Actual return on net assets (“RONA”) achieved in fiscal 2017 was 20.5%, excluding the favorable impact of the Tax Act and the unfavorable impact of the Hurricanes. RONA is defined as (a) net income divided by (b) net working capital less cash and marketable securities plus fixed assets. While fiscal 2017 sales fell short of expectations, operating income expanded in fiscal 2017 compared to fiscal 2016.

Our executive compensation program, which has supported and helped drive financial results, is designed to attract, motivate and retain key executives who will promote the short-term and long-term growth of the Company and create sustained shareholder value. Despite a challenging and competitive retail environment, our continued commitment to our multi-year transformational journey is a reflection of initiatives taken by our management team.

Compensation Highlights

Compensation Elements

Our compensation program is designed to attract and retain talented leaders and reward them for achievement of our key financial and strategic objectives. Our compensation program balances all aspects of an executive’s responsibilities: a base salary for day-to-day work, a cash incentive bonus for shorter-term returns linked to annual Company and Brand performance, and a long-term equity program for aligning the executives’ focus with shareholder value and the long-term, future performance of the Company. The following table provides a summary of the direct compensation elements of our executive compensation program, their principal contribution to our compensation objectives, and the key actions and decisions made with respect to each element for fiscal 2017.

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	Compensation Element	Objectives and Key Features	Highlights for Fiscal 2017
FIXED	Base Salary

■  Provides appropriate fixed cash compensation necessary to attract and retain executives

■  Reflects position’s relative value in the marketplace, the executive’s scope and breadth of responsibility and individual contribution

■  In fiscal 2017, base salaries of our NEOs remained unchanged from fiscal 2016 levels, except for Ms. Joyce, who received an increase to reflect expansion of responsibilities, and Ms. Colaco, who received a merit increase.

■  Base salaries for the NEOs hired in fiscal 2017 were set at levels intended to be competitive with similarly-situated executives within our peer group and the competitive market.

AT RISK	Annual Cash Incentive

■  Provides incentive for short-term performance across multiple metrics

■  Focuses executives on achieving specific annual financial and operating results aligned with our business strategies

■  Uses performance measures we believe are key drivers of shareholder value

■  Earned awards for fiscal 2017 were tied to pre-established goals for:

–  Total company sales, operating income and EPS for shared services executives, including our CEO, CFO, General Counsel and EVP - Human Resources and Store Operations and Chief Information Officer and EVP, Advanced Analytics, Customer Experience and Technology

–  Brand sales, brand contribution and total company EPS for brand-level executives, including our Brand Presidents

■  Bonuses may be earned from 25% to 200% of a target percentage of base salary based on our performance against pre-established goals for fiscal 2017. Based on the Company and each Brand’s performance versus the goals for fiscal 2017, bonuses were earned at 15%-66% of base salary for each of the NEOs.

–  None of our NEOs received a guaranteed bonus for 2017.

–  Earned bonuses for executives hired or terminated during 2017 were pro-rated based on the portion of the fiscal year they were employed with us, except for Ms. Colaco who was not prorated given the late date of the termination of her employment.

Long-Term Equity Incentives

■  Provides incentive for long-term performance through a variable metric

■  Links compensation earned to the creation of long-term shareholder value

■  Aligns interests of management with those of shareholders

■  Supports retention of key talent

■  In fiscal 2017, annual equity awards to the NEOs consisted of approximately a 50/50 mix of time-based restricted stock and performance share units (“PSUs”).

–  Restricted stock vests in three equal annual installments.

–  PSUs may be earned from 50% to 175% of a target number of units based on our performance against pre-established return on net assets (“RONA”) goals for fiscal 2017. Our actual fiscal 2017 RONA performance resulted in 76.9% of the target PSUs being earned. One-third will vest on the second anniversary of the grant date with the remaining two-thirds to vest on the third anniversary of the grant date.

–  Both award types are subject to continued employment.

Target Pay Mix

There is no pre-established policy or target for the allocation between either cash and non-cash incentive compensation or short-term and long-term incentive compensation. The Compensation Committee believes, however, that a substantial portion of the annual and long-term compensation for our NEOs should be “at-risk.” We define at-risk compensation to include target bonus opportunities under our Bonus Plan and the targeted grant-date fair value of annual equity awards. Our total direct compensation mix is designed to provide more upside potential and downside risk for the NEOs because they have substantial influence on and accountability for our performance.

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The following chart describes the percent of pay at-risk for our NEOs, based on annualized salary, in fiscal 2017:

NEO	% 2017 Pay At-Risk
Shelley G. Broader	88%
Todd E. Vogensen	74%
Diane M. Ellis	66%
Kristin L. Oliver	61%
Ann E. Joyce	55%
Donna M. Colaco	67%

Compensation Risk Mitigation and Governance Highlights

In addition to the items discussed in the table summarizing our direct compensation elements of executive compensation (page 37), we also maintain various compensation policies that align our program with recognized corporate governance best practices:

What We Do	What We Don’t Do
Align Pay to Performance: Our compensation program for NEOs emphasizes variable pay over fixed pay to ensure a linkage to the Company’s short and long-term financial performance.	Offer Significant Perquisites: We do not provide significant perquisites or personal benefits to NEOs.
Retain Meaningful Stock Ownership Requirements: We require senior executives and non-employee directors to maintain Company stock ownership levels to align interests with those of our shareholders.	Offer Supplemental Executive Retirement Plans: As part of our emphasis on performance-based compensation plans, we do not provide supplemental executive retirement plans or other retirement benefits to the NEOs, other than the tax-qualified 401(k) defined contribution plan available to all employees and a deferred compensation plan available to highly compensated employees.
Provide Formal Clawback Policy: We have a compensation clawback policy for adjustment, cancellation or recovery of incentive-based awards or payments to our Section 16 filers in the event of a financial restatement to ensure that incentive-based compensation is based on accurate financial data.	Permit Hedging or Pledging: NEOs and directors are not permitted to hedge their economic exposures to the Company stock and are also prohibited from trading our stock on margin and pledging our stock as collateral for a loan.
Mitigate Undue Risk: We conduct an annual risk assessment of all of our compensation policies and practices. After reviewing the 2017 compensation risk assessment, the Compensation Committee determined that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our Company.	Provide Excise Tax Gross-Ups: We do not provide excise tax gross-ups on change-in-control severance payments.

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Response to our Annual Say-on-Pay Vote

At our 2017 Annual Meeting of Shareholders, we conducted our annual say-on-pay vote where we asked our shareholders to vote to approve, on an advisory basis, the fiscal 2016 compensation paid to our NEOs. Our shareholders approved NEO compensation, with approximately 94% of votes cast in favor of our say-on-pay resolution. Following a less favorable vote the year before, in 2016, we met with shareholders representing approximately 60% of our outstanding shares of common stock to gather feedback on our executive compensation program and areas for potential improvement. Those conversations confirmed the appropriateness of most aspects of our executive compensation program and policies. However, we implemented certain changes as a result, including those summarized below:

■	We adjusted our target pay for executive compensation to the median of our competitive peer group for 2017.
■	We implemented a three-year performance measurement period for PSUs beginning with the 2018 annual equity awards.

We are committed to an open dialog with shareholders and will continue to seek and consider shareholder feedback in the future.

Compensation Philosophy and Objectives

The goal of our executive compensation program is the same as our goal for the Company — to increase shareholder value over the long-term. To this end, we have designed and implemented a compensation program intended to attract, motivate, and retain highly skilled executive officers and reward them for results that increase shareholder value through sustained, profitable financial performance and outstanding leadership that reflects our values and unique culture.

The Company structures our executive compensation program and decisions on the same basic objectives that guide us in establishing all of our compensation programs:

■	Attract and Retain Talented Executives. Compensation should reflect the value of the particular job in the marketplace and should be at the levels necessary to attract and retain the high-caliber talent required to lead our Company. We believe these levels are generally the market median of similarly-situated companies.
■	Pay for Performance. Compensation should reward performance that achieves our strategic and financial objectives and enhances shareholder value.
–	Our compensation programs are structured so that if performance exceeds target levels, a NEO’s total compensation may similarly exceed target levels. Likewise, where performance falls short of established goals, the programs will deliver lower levels of compensation.
–	Performance-based programs should enable employees to easily understand how their efforts can affect their pay, both directly through individual performance and indirectly through contributing to the Company’s achievement of its overall strategic, financial, and operational goals.
■	Long-Term Focus and Alignment with Shareholders. Employees at higher levels should have an increasing portion of their compensation in the form of equity-based incentives, where the value is tied to long-term shareholder value creation.

Compensation Decision-Making Process

The decisions that the Compensation Committee makes on NEO compensation are performance-based and market-driven. In making compensation decisions, the Compensation Committee reviews all compensation components for the NEOs and compares each element of compensation against a peer group of publicly traded retailers. In setting the various elements of NEO compensation, the Compensation Committee believes that a substantial portion of an individual NEO’s compensation should be “at-risk,” which we define as the target bonus opportunity under our Bonus Plan and the targeted grant-date fair value of equity awards, and “performance-based,” which we define as the target bonus opportunity and the target performance share unit value. Thus, the Compensation Committee, with the advice of its independent compensation consultant and with the desire to have a significant portion of the NEO compensation at risk, establishes an overall compensation opportunity for each NEO designed to deliver a specific, market-competitive value when our target goals are achieved.

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Role of the Compensation Committee and the Executive Officers

The Compensation Committee, in consultation with its independent compensation consultant, reviews, evaluates, and determines the various components of compensation for the CEO, including establishing base salary, the terms under which cash incentive bonuses may be earned, and the grant value of and terms under which her long-term equity incentive awards may be earned. The General Counsel and EVP - Human Resources and Store Operations may assist the Compensation Committee with gathering relevant data, but does not participate in recommending or setting the CEO’s compensation.

The Compensation Committee also determines the amount and terms of the cash-based and stock-based compensation awards for the other NEOs, taking into account recommendations on individual compensation levels and performance evaluation input from the CEO and General Counsel and EVP - Human Resources and Store Operations. No other NEO had an active role in the evaluation, design, or administration of the 2017 executive officer compensation program. Each NEO, however, provides input on individual compensation levels for their respective direct reports.

Role of Independent Compensation Consultant

In 2017, the Compensation Committee engaged FW Cook, a nationally recognized compensation consulting firm, as its independent compensation consultant. The Compensation Committee considered whether FW Cook was independent from management utilizing, among other things, the independence factors required by the Securities and Exchange Commission and incorporated into New York Stock Exchange Listing Standards. Based on this review, the Compensation Committee determined that FW Cook was independent from Company management and, further, that FW Cook’s work did not create any conflicts of interest under Rule 10C-1(b)(4)(i)-(vi) of the Exchange Act.

FW Cook’s work for the Compensation Committee included gathering and analyzing data, performing market assessments, providing information on executive compensation trends and regulatory developments and preparing reports and recommendations. A representative from FW Cook attended Compensation Committee meetings, when requested by the Compensation Committee, and the Compensation Committee Chair interacted with the consultant between meetings to define the nature of work to be conducted, to review materials to be presented at Compensation Committee meetings, and to obtain the consultant’s opinion and perspective on proposals prepared by management.

The Compensation Committee considered the input from FW Cook in making NEO compensation decisions. The Compensation Committee also considered information and analyses received from management as well as its own judgment and experience.

Setting Executive Compensation — Comparative Data

FW Cook provided the Compensation Committee with relevant market and comparative data and strategic alternatives to consider when making compensation decisions and recommendations for our NEOs. The Compensation Committee and FW Cook also utilized benchmark data from Korn Ferry|Hay Group, another compensation consulting firm, to provide data for positions below the NEO level and to supplement the comparative data FW Cook provided to the Compensation Committee.

In making compensation decisions, the Compensation Committee reviewed all compensation components for the NEOs, taking into account tally sheets showing each individual component as well as overall compensation for each NEO. The Compensation Committee also compared each element of total compensation against a peer group of publicly traded retailers (the “Compensation Peer Group”), which is reviewed and updated each fall. The Compensation Peer Group generally consists of U.S.-based, publicly traded retailers in the Apparel Retail and Apparel, Accessories and Luxury Goods GICS Industry Codes of generally similar size and scope to us and with which we generally compete for talent and shareholder investment.

In November 2016, FW Cook conducted a review of the current Compensation Peer Group to ensure the companies were appropriate comparators. Based on this review, the following 20 companies were selected for inclusion in the Compensation Peer Group used to inform decisions about fiscal 2017 compensation opportunities:

Abercrombie & Fitch Co.	Carter’s, Inc.	Finish Line, Inc.	Kate Spade & Company(a)
American Eagle Outfitters, Inc.	The Children’s Place, Inc.	Foot Locker, Inc.	L Brands, Inc.
Ascena Retail Group, Inc.	Coach, Inc.(a)	The Gap, Inc.	Lululemon Athletica, Inc.
The Buckle, Inc.	DSW, Inc.	Genesco, Inc.	Michael Kors Holdings Ltd.
Caleres, Inc.	Express, Inc.	Guess, Inc.	Urban Outfitters, Inc.
(a)	Kate Spade & Company was acquired by Coach, Inc. (now known as Tapestry, Inc.) in July 2017.

In terms of size, our revenues and market capitalization were between the 25th percentile and median of the Compensation Peer Group.

In September 2017, FW Cook again conducted a review of the Compensation Peer Group to ensure the companies remained appropriate to inform decisions about fiscal 2018 pay opportunities.

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Components of Executive Compensation

The principal components of our executive compensation program are: base salary, annual cash incentives, long-term equity incentives, and employee benefit plans.

Base Salaries

Base salaries provide appropriate fixed cash compensation necessary to attract and retain executive talent. Base salaries are intended to be competitive, which we define as the median of the Compensation Peer Group or other relevant data source for the executive’s position. The Compensation Committee reviews the base salaries of our NEOs on an annual basis as well as at the time of any promotion or other material change in responsibilities. In addition to external market data on base salaries, our Compensation Committee also considers the following when setting base salaries: (a) the individual executive’s overall performance and contribution to the Company’s performance, (b) overall Company-wide performance and (c) the individual’s base salary relative to other executive officers. For fiscal 2016, the amounts reported in the Summary Compensation Table represent 52 weeks of base salary. For fiscal 2017, the amounts reported in the Summary Compensation Table represent 53 weeks of base salary. In fiscal 2017, Ms. Joyce received a salary increase based on expansion of her responsibilities to include Advanced Analytics and Customer Experience. Ms. Colaco received a merit-related base increase. None of the other NEOs received a base salary increase.

Executive	2016 Base Salary(a) ($)	2017 Base Salary(b) ($)	% Increase
Shelley G. Broader	1,100,000	1,100,000	—%
Todd E. Vogensen	550,000	550,000	—%
Diane M. Ellis	800,000	800,000	—%
Kristin L. Oliver	500,000	500,000	—%
Ann E. Joyce	450,000	500,000	11.1%
Donna M. Colaco	725,000	743,125	2.5%
(a)	Represents annualized salary at the end of fiscal 2016.
(b)	Represents annualized salary at the end of fiscal 2017 and does not include the 53rd week of fiscal 2017.

Annual Cash Incentives

The annual cash incentive or bonus component of total compensation is intended to provide incentives to achieve the Company’s annual financial and strategic goals and to encourage teamwork in meeting objectives and overcoming challenges. In fiscal 2017, bonuses for NEOs were determined pursuant to our Bonus Plan, which the shareholders approved at our 2010 Annual Meeting and then re-approved at our 2015 Annual Meeting.

We generally target total cash compensation (base salary plus cash incentive bonus), when target performance goals are achieved, at or near the market median. Variations to this target positioning may occur as dictated by performance, the experience level of the individual, and other market factors. This target competitive positioning takes into account our expectations and desires that, over the long-term, we will be able to generate shareholder returns at or above the median of our peer group.

Each executive has a target bonus expressed as a percentage of base salary. Actual bonuses earned for 2017 could be zero or could range from 25% to 200% of this target, based on performance against the measures and goals determined by the Compensation Committee. For corporate NEOs, these measures were total company sales, operating income and EPS. Brand Presidents also used the EPS measure, in addition to brand-level sales and brand-level contribution. These metrics were chosen because the Compensation Committee believes that they are the most direct drivers of long-term shareholder value.

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The following table outlines the weightings of each performance measure and payouts in fiscal 2017 for each NEO:

	Performance Measures, Weights and Payout
Executive	Total Company Sales	Company Operating Income(a)	Company EPS(b)	Brand Sales	Brand Contribution(c)	Target Payout (% of Salary)	Actual Payout (% of Salary)
Shelley G. Broader	20%	35%	45%	—	—	150%	67%
Todd E. Vogensen	20%	50%	30%	—	—	70%	30%
Diane M. Ellis	—	—	30%	25%	45%	80%	44%
Kristin L. Oliver	20%	50%	30%	—	—	60%	26%
Ann E. Joyce	20%	50%	30%	—	—	60%	24%
Donna M. Colaco	—	—	30%	25%	45%	80%	15%
(a)	Operating Income means total sales revenue minus cost of goods sold minus all selling, general and administrative expenses.
(b)	EPS means earnings per share, as calculated on a non-GAAP basis in fiscal 2017, and excludes certain charges and operating results related to the Tax Act and the impact of the Hurricanes.
(c)	Brand Contribution is defined as gross margin less direct and supervisory expenses directly attributable to the applicable brand based on plan.

The fiscal 2017 bonus performance measures, targets, actual performance and payout expressed as a percent of target are presented below.

Performance Measure	Target	Actual(a)	Payout (% of Target)
		(dollars in millions except for EPS data)
Total Company Sales	$2,454.1	$2,291.5	—%
Company Operating Income	$190.0	$155.2	48.2%
Company EPS	$0.90	$0.76	60.3%
Brand Sales - Chico's	$1,238.5	$1,172.3	—%
Brand Sales - WHBM	$817.9	$740.6	—%
Brand Sales - Soma	$369.0	$343.2	—%
Brand Contribution - Chico's	7.2% increase over last year	2.4% increase over last year	79.4%
Brand Contribution - WHBM	6.8% increase over last year	29.2% decrease over last year	—%
Brand Contribution - Soma	59.4% increase over last year	57.5% increase over last year	88.4%
(a)	Actual results for fiscal 2017 exclude the favorable impact of the Tax Act and the unfavorable impact of the Hurricanes.

The Compensation Committee believed the approved target metrics were challenging, but achievable, and dependent on the successful execution of the Company’s strategic business plans, assuming general business conditions that are reasonable. Numerous factors, however, could cause the Company’s actual results to vary from expected results. It is not possible for the Compensation Committee to reliably calculate the likelihood of any NEO achieving threshold, target, or maximum bonus levels. Historically, NEOs have received bonus payouts ranging from no bonus to near target bonus to maximum bonus based on our actual performance. Therefore, the Company seeks to establish goals that will incent NEOs to achieve the Company’s objectives. Payouts in any year above the target level indicate significant accomplishment with performance above expectations.

Long-Term Equity Incentives

We provide long-term equity incentives in the form of stock-based compensation, to align the interests of management with those of our shareholders, and to motivate and reward key employees for long-term performance and shareholder value creation. Multi-year vesting of equity compensation provides a strong retention mechanism for key talent, which is critical to our long-term success.

The Compensation Committee has established general guidelines for the value of the long-term equity incentives to be granted to each NEO based upon relevant market and comparative data provided by FW Cook and the NEO’s position within the Company. In determining the size of the individual stock-based awards, the Compensation Committee also considers the amount of stock-based awards outstanding and previously granted, the amount of stock-based awards remaining available for grant under the 2012 Omnibus Plan, the aggregate amount of current awards, and the amount of awards believed necessary to attract and retain key talent.

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Our annual long-term equity incentives granted in fiscal 2017 consisted of an approximately equal weighting of grant value in restricted stock and performance share units, each of which are described in more detail below:

Restricted Stock

Restricted stock and awards of restricted stock units encourage executives not only to create shareholder value, but also to preserve value. In other words, restricted stock has both upside potential and downside risk. The Compensation Committee grants restricted stock to further align the interests of management and shareholders and to facilitate the retention of key talent.

Approximately 50% of target long-term incentive grant value in fiscal 2017 for Ms. Broader, Mr. Vogensen, Ms. Ellis, Ms. Oliver, Ms. Joyce and Ms. Colaco was granted in the form of restricted stock. These share awards vest in equal annual installments over a three-year period from the date of grant. Restricted stock awards are considered participating securities, and recipients have the right to receive dividends on the awards during the vesting period.

Performance Share Units (“PSUs”)

PSUs tie equity compensation earned to the achievement of corporate performance objectives. PSUs are earned based on financial achievements, as well as continued service. That is, assuming the eligible employees remain employed through the relevant vesting dates, they will only earn the performance shares if the Company achieves the designated performance goal. Because the performance goal requires improved overall financial performance over time, PSUs align our executives’ interests with our shareholders’ interest.

Approximately 50% of target long-term incentive grant value in fiscal 2017 for Ms. Broader, Mr. Vogensen, Ms. Ellis, Ms. Oliver, Ms. Joyce and Ms. Colaco was in the form of PSUs. From 50% to 175% of the targeted number of PSUs could have been earned, based on the Company’s fiscal 2017 RONA with challenging goals pre-established by the Compensation Committee. RONA is defined as (a) net income divided by (b) net working capital less cash and marketable securities plus fixed assets. We exclude from the RONA calculation significant one-time items that were not anticipated at the time the RONA goal was established. The Compensation Committee specifically selected RONA as the sole metric for the PSUs because it not only measures profitability, but also the efficient use of our assets.

The RONA threshold for fiscal 2017 was 14.5% with a maximum of 26.9%. Actual RONA achieved in fiscal 2017 was 20.5%, excluding the favorable impact of the Tax Act and the unfavorable impact of the Hurricanes, versus a target of 23.5%, resulting in 79.6% of target PSUs being earned. Upon the Compensation Committee’s certification of the RONA achieved, one-third will vest on the second anniversary of the grant date with the remaining two-thirds to vest on the third anniversary of the grant date.

Granting of Equity Awards

The Company has adopted a Policy on Granting Equity Awards. The complete Policy is available under “Governance Documents & Charters” at www.chicosfas.com. This Policy is designed to provide some measure of assurance that equity grant awards are not being manipulated to result in a price that is unreasonably favorable to the recipients of the grants. Since fiscal 2007, the annual equity grant date for all officers has been on or shortly after the date on which the trading window period first opens following the public release of year-end earnings. This grant date is generally in late February or early March and is established by the Company well in advance. Because the Compensation Committee does not generally meet on this date, the Compensation Committee authorizes the grant values at its meeting immediately preceding the grant date specifying an effective prospective grant date consistent with this policy.

The Compensation Committee may also make promotional, new hire, and out-of-cycle equity awards to executives, as deemed appropriate. The grant date for such awards is generally the first business day of the month following the date of promotion or hire.

Retirement and Welfare Benefits

401(k) Plan

As a means for all eligible employees at all levels of the Company to accumulate retirement savings, we maintain a 401(k) Plan, as amended and restated on January 1, 2015. Eligible employees can elect to defer up to 75% of their respective compensation, subject to statutory limitations, and have it contributed to the plan. The Company has elected to match employee contributions at 50% on the first 6% of the employees’ compensation that is contributed (limited to 3.5% for NEOs) and in the future, may elect to make additional contributions at its discretion.

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Employee Stock Purchase Plan

We also maintain an employee stock purchase plan to provide eligible employees at all levels an opportunity to become shareholders of the Company. Eligible employees may purchase shares of our stock semi-annually during specified offering periods at a 15% discount to the value of the stock. Executive officers are eligible to participate in this stock purchase plan.

Health and Welfare Benefits

Our executive officers are also eligible to participate in the medical and dental coverage, life and disability insurance, paid time off, and other programs that are generally available to all of our full time employees.

Other Benefits

We do not provide significant perquisites or personal benefits to NEOs. We provide competitive relocation benefits to newly hired officers, in keeping with industry practices. We offer to pay for an annual physical examination and provide supplemental disability income insurance for all officers, including all NEOs. The annual physical helps to mitigate the risk of losing the services of a member of senior management due to otherwise undetected health issues. The Company believes that the financial security provided to executives through the supplemental disability income insurance is a good investment because it provides a useful tool in the retention of top talent. We value perquisites at their incremental cost to us in accordance with SEC regulations. These amounts, if applicable, are reflected in the Summary Compensation Table below under the column entitled “All Other Compensation” and the related footnotes.

Deferred Compensation Plan

The Company has adopted two nonqualified plans that permit executive officers to defer current compensation, on a tax-deferred basis, for long-term or retirement savings, one of which relates to deferrals made through December 31, 2004 and related earnings and the other of which relates to deferrals since January 1, 2005 and related earnings. Pursuant to the deferred compensation plans, participants are allowed to defer a portion of their eligible compensation. Under each plan, a book account is then maintained for each such executive officer in which there is an accounting of the amount of compensation deferred and deemed earnings on those amounts based upon the participant’s selection of various available investment options. The Company has not made any matching funds or other contribution to any participant’s account.

In accordance with the terms of each of the plans, the deferral is placed in a “rabbi” trust. This trust arrangement offers a degree of assurance for ultimate payment of benefits without causing constructive receipt of the deferral or earnings thereon for income tax purposes. The assets in the trust remain subject to the claims of our creditors and are not the property of the executive officer unless there is a retirement, termination of employment, or a previously elected in-service distribution.

Section 409A of the Internal Revenue Code (the “Code”) imposes restrictions on the funding of, distributions made under, and elections to participate in, nonqualified deferred compensation arrangements. Although we believe that we are operating in compliance with the statutory provisions relating to Section 409A that are currently effective and have made appropriate modifications to the applicable plan, the statute and its regulations are complex and subject to further interpretation. Thus, it is possible that we will have to make additional adjustments to our nonqualified deferred compensation arrangements to comply with the applicable rules as further interpretations are issued.

Severance and Change in Control Benefits

The Company offers competitive severance benefits to all NEOs in order to attract and retain highly skilled management talent. Many other retailers offer comparable severance benefits. As a result, the Company has adopted an Officer Severance Plan, which provides severance benefits upon certain terminations of employment. The plan is on file with the SEC, as required, and the material terms are summarized on page 51-53 of this Proxy Statement.

None of these severance benefits provide for tax gross-ups.

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Compensation Governance Policies

Share Ownership Guidelines

The Company has adopted stock ownership guidelines for all NEOs and directors. Compliance with the ownership guidelines is reviewed by the Compensation Committee annually, typically each June. The guidelines were most recently revised, effective April 2016, to (a) increase the ownership requirement for the CEO and non-employee directors and (b) to increase the retention guideline for all covered officers and directors to 50% of net-after-tax shares until the ownership requirement is met. The following table summarizes our current ownership guidelines for executives and non-employee directors:

Position	Ownership Guidelines
Chief Executive Officer	5x Base Salary
Brand Presidents	2x Base Salary
Executive Vice Presidents	1.5x Base Salary
Non-Employee Directors	5x Annual Cash Retainer

Until each officer or non-employee director achieves the applicable ownership level, he or she must retain and hold on a net-after-tax basis at least 50% of the shares obtained as a result of a stock option exercise or the vesting of restricted shares and PSUs. Shares counted toward the ownership guidelines include shares owned outright as well as shares otherwise beneficially owned by such officer or director (as beneficial ownership is defined by the SEC’s rules and regulations). Unvested restricted and performance shares and unvested options awarded under our stock incentive plan are not counted.

Hedging and Pledging Prohibition

Officers and directors are not permitted to hedge their economic exposures to the Company stock that they own and are not permitted to trade our stock on margin. NEOs, Board members and other “insiders” are prohibited from pledging their shares of the Company’s stock.

Clawback Policy

The Company has a “clawback” policy that applies to our Section 16 officers. Under this policy, in the event the Company is required to prepare an accounting restatement, after the adoption of the policy, due to material noncompliance of the Company with any then-applicable financial reporting requirement under the securities laws, the Company may seek recovery of any overpayment of cash and equity incentive-based compensation that was granted after adoption of this policy, and that was based on the financial statements prepared during the three completed fiscal years prior to any such restatement.

Deductibility of Executive Compensation

Previously, Section 162(m) of the Internal Revenue Code (“Section 162(m)”) limited the tax deductibility of certain compensation paid to our Chief Executive Officer and our three other NEOs, other than our Chief Financial Officer. That provision disallowed the deductibility of certain compensation in excess of $1 million per year unless it was considered performance-based compensation under the Internal Revenue Code. As a result, we historically adopted policies and practices that were intended to qualify our annual cash incentive payments and PSUs as performance-based compensation under Section 162(m) to ensure the maximum possible tax deduction.

However, on December 22, 2017, the U.S. federal government enacted the Tax Act, which substantially modifies the Internal Revenue Code and, among other things, eliminates the performance-based compensation exception under Section 162(m). As a result, we expect that, in 2018 and beyond, we will no longer be able to deduct any compensation amounts over $1 million paid to any of our current or former NEOs unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

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CEO Pay Ratio

Chico’s FAS, Inc. is a specialty retail apparel company with a portfolio of three omni-channel brands serving the needs of fashion-savvy women. In addition to our online presence, we operated 1,460 stores in the U.S. and Canada as of February 3, 2018. As of November 1, 2017, our employee population totaled approximately 20,000 employees. Over 90% of our workforce is compensated on an hourly basis and over 70% of our workforce is part-time.

Our store employees are the primary ambassadors of our brands with our customers, and we offer market-based wages, a sales-based bonus and competitive benefits to ensure we attract and retain people who will enable us to deliver our “Most Amazing Personal Service” to our customers.

Our CEO pay ratio for 2017, which was our last completed fiscal year, was estimated and calculated in compliance with the requirements of Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K.

Methodology

To identify our median employee, we utilized the following methodology:

■	We determined that, as of November 1, 2017, our employee population consisted of approximately 20,000 full-time, part-time and temporary employees, including 159 Canadian employees.
■	We excluded, for administrative convenience, our Canadian employees, who fell far below the 5 percent de minimis threshold for exclusion based on our total employee population.
■	We determined our median employee by analyzing the total gross wages paid (salary and bonus) between January 1, 2017 and November 10, 2017 to each employee, other than our CEO and Canadian employees, employed as of November 1, 2017.
■	Using the methodology described above, we estimated that for 2017, our median employee was a part-time retail sales associate working at a boutique in Maryland.

That median employee’s total compensation was calculated using the same methodology required for disclosure of compensation to the CEO, under the requirements established by the SEC in the Summary Compensation Table. Accordingly,

■	Our median employee’s 2017 annual compensation was $7,495
■	Our CEO’s fiscal 2017 annual compensation was $8,381,456 in compensation during the same period
■	The ratio of our CEO to Median Employee Compensation is 1,116:1

Our pay ratio is influenced by the fact that over 70% of our employees work on a part-time basis. If only full-time associates were used, the ratio would then change materially.

These pay ratios are reasonable estimates calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratios reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table includes information concerning compensation for fiscal years 2017, 2016 and 2015 in reference to the NEOs, which consists of the Company’s principal executive officer, the Company’s principal financial officer, the three most highly compensated executive officers of the Company other than the principal executive officer and the principal financial officer and one former executive officer. A description of the material terms of the employment agreements for each of the NEOs, including a description of potential post-employment payments, appears below under the headings “Employment Agreements for Named Executive Officers” and “Payments Upon Termination or Change in Control for Named Executive Officers”.

Name and Principal Position	Fiscal Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3)(4)(5) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(6) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(7) ($)	Total ($)
Shelley G. Broader,	2017	1,121,154	—	6,500,246	—	740,258	—	19,798	8,381,456
Chief Executive Officer	2016	1,100,000	1,475,000	6,500,147	—	—	—	388,604	9,463,751
and President	2015	190,385	275,000	3,000,115	—	—	—	13,605	3,479,105
Todd E. Vogensen,	2017	560,577	—	1,200,168	—	165,609	—	12,878	1,939,232
Executive Vice President-	2016	503,846	—	800,188	—	276,565	—	6,133	1,586,732
Chief Financial Officer and	2015	470,673	—	800,297	—	137,732	—	9,041	1,417,743
Asst. Corporate Secretary
Diane M. Ellis,	2017	815,385	—	900,126	—	350,936	—	43,740	2,110,187
Brand President- Chico’s
Kristin L. Oliver,	2017	509,615	—	500,260	—	129,046	—	5,246	1,144,167
General Counsel and	2016	336,538	—	400,070	—	166,434	—	115,823	1,018,865
Executive Vice President -
Human Resources and
Store Operations
Ann E. Joyce	2017	481,538	—	300,042	—	121,936	—	52,096	955,612
Chief Information Officer
and Executive Vice
President, Advanced
Analytics, Customer
Experience and
Technology
Donna M. Colaco(8),	2017	733,515	—	900,126	—	—	—	1,445,949	3,079,590
Former Brand President-	2016	725,000	—	900,086	—	388,658	—	10,571	2,024,315
White House Black Market	2015	725,000	—	1,800,030	—	107,313	—	10,582	2,642,925

(1)	The amounts reflect compensation for 53 weeks in fiscal 2017 compared to 52 weeks in fiscal 2016 and 2015 due to the timing of the end of the fiscal period. The amounts in this column include compensation that Ms. Broader, Mr. Vogensen, Ms. Joyce and Ms. Colaco contributed to the Company’s 401(k) Plan.
(2)	The amounts in this column consist of Ms. Broader’s minimum guaranteed bonus for her first 12 months of service. A portion was received in fiscal 2015. The remainder of $1,375,000 was received in fiscal 2016. Ms. Broader also received an additional bonus of $100,000 for fiscal 2016 in recognition of her successful management of unanticipated strategic challenges in fiscal 2016.
(3)	The amounts included in the “Stock Awards” column for fiscal years 2017, 2016 and 2015 represent the aggregate grant date fair value of restricted stock and performance share units (“PSUs”) granted in each year presented in the table (excluding any estimated amount for forfeitures related to service-based vesting conditions) in accordance with FASB ASC Topic 718, and does not correspond to the Company’s accounting expense for these awards. For a discussion of the valuation of stock awards, see Note 11 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended February 3, 2018 (fiscal 2017). See the Grants of Plan Based Awards Table for information on restricted stock and PSUs granted in fiscal 2017. The amounts included in the “Stock Awards” column include the grant date fair value of PSUs and does not reflect the extent to which the PSUs have been earned. Fiscal 2017 PSUs were earned at 76.9% of target, fiscal 2016 PSUs were earned at 112% of target and fiscal 2015 PSUs were earned at 77% of target.
(4)	The amounts included in the “Stock Awards” column for fiscal years 2017, 2016 and 2015 for PSUs are based on the probable outcome at the time of grant and assume achievement at target. The values of the PSUs at the grant date assuming maximum performance would be achieved are as follows: 175% of target for fiscal year 2017 and 150% of target for fiscal years 2016 and 2015. Based on achievement of the maximum performance level, the grant date fair values would be as follows for the awards granted in 2017, 2016 and 2015, respectively: Ms. Broader -- $5,687,716, $4,875,110; Mr. Vogensen -- $1,050,147, $600,160, $600,223; Ms. Ellis -- $787,610; Ms. Oliver -- $437,727; Ms. Joyce $262,537; and Ms. Colaco -- $787,610, $675,083, $1,350,023.
(5)	The actual amounts that the NEOs will be able to realize from these equity awards will depend on a number of factors including the Company’s actual operating performance, stock price, the vesting terms of the award and the applicable NEO’s continued employment. The disclosure rules require inclusion of the target grant date fair value of performance share units even though the fiscal 2016 performance exceeded target and the fiscal 2017 and fiscal 2015 awards were not fully earned.
(6)	The amounts in this column consist of annual incentive bonus payments earned by each of the NEOs based on Company performance in fiscal 2017, fiscal 2016 and fiscal 2015. See “Compensation Discussion and Analysis–Annual Cash Incentive Bonuses.” Amounts earned with respect to the respective fiscal year are accrued as expenses in such fiscal year, even though a portion of such bonuses were computed and paid following the end of the respective fiscal year.
(7)	The amounts in this column consist of the Company’s matching contributions to its 401(k) savings plan on behalf of the NEOs, group term life and disability insurance premiums paid by the Company on behalf of the NEOs, supplemental executive disability premiums paid by the Company on behalf of the NEOs, expenses related to the Company’s executive wellness program, relocation expenses during the fiscal year, if applicable, and termination expenses during the fiscal year, if applicable. In fiscal 2017 “All Other Compensation” included executive wellness program costs of $13,905 for Ms. Joyce and relocation costs of $37,255 for Ms. Ellis and $27,850 for Ms. Joyce. Additionally, it included Ms. Colaco’s $6,125 in salary continuation, $109,131 in bonus, $12,998 in COBRA healthcare plan premium costs and $1,306,160 in equity acceleration.
(8)	Ms. Colaco left the Company in January 2018.
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Fiscal Year 2017 Grants of Plan-Based Awards

The following table sets forth certain information with respect to the equity and non-equity incentive awards granted during or for the fiscal year ended February 3, 2018 (fiscal 2017) to each of our NEOs.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock	Grant
Name	Grant Date	Compensation Committee Action Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Awards: Number of Shares of Stock or Units(3) (#)	Date Fair Value of Stock Awards(4) ($)
Shelley G.	N/A	N/A	84,087	1,681,731	3,363,462
Broader	3/1/17	2/16/17				114,280	228,560	399,980		3,250,123
	3/1/17	2/16/17							228,560	3,250,123
Todd E.	N/A	N/A	19,620	392,404	784,808
Vogensen	3/1/2017	2/16/2017				21,100	42,200	73,850		600,084
	3/1/2017	2/16/2017							42,200	600,084
Diane M.	N/A	N/A	40,769	652,308	1,304,616
Ellis	3/1/17	2/16/17				15,825	31,650	55,388		450,063
	3/1/17	2/16/17							31,650	450,063
Kristin L.	N/A	N/A	15,288	305,769	611,538
Oliver	3/1/2017	2/16/2017				8,795	17,590	30,783		250,130
	3/1/2017	2/16/2017							17,590	250,130
Ann E.	N/A	N/A	14,446	288,923	577,846
Joyce	3/1/17	2/16/17				5,275	10,550	18,463		150,021
	3/1/17	2/16/17							10,550	150,021
Donna M.	N/A	N/A	36,676	586,812	1,173,624
Colaco	3/1/2017	2/16/2017				15,825	31,650	55,388		450,063
	3/1/2017	2/16/2017							31,650	450,063
(1)	These columns show the range of payouts targeted for fiscal 2017 performance under the Chico’s FAS, Inc. Bonus Plan as described in the section titled “Annual Cash Incentive Bonuses” in the Compensation Discussion and Analysis. The Threshold amount represents the aggregate amount that would have been payable to the executive officer if the Company had achieved just the minimum performance level required for a bonus to be paid to the particular executive officer for the fiscal year. The Target amount represents the amount that would have been payable to the executive officer if the Company had achieved the targeted performance level for each of the performance measures applicable to the particular executive officer for the fiscal year. The Maximum amount represents the amount that would have been payable to the executive officer if the Company had achieved the maximum performance level for each of the performance measures applicable to the particular executive officer for the fiscal year. Pursuant to the Bonus Plan, performance for fiscal 2017 was below the target level for each NEO’s respective performance measures as more particularly described in the section titled “Annual Cash Incentive Bonuses” in the Compensation Discussion and Analysis. As a result, bonuses were paid at less than the target for fiscal 2017 performance for these NEOs, as shown in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”
(2)	These columns include performance-based awards granted in fiscal 2017 under the 2012 Omnibus Plan. These columns include amounts for PSUs pursuant to which each of the executives was eligible to earn shares, contingent upon the achievement of certain levels of the Company’s RONA in fiscal 2017. Any shares earned based on the achievement of such goals will vest over three years from the date of grant. Based on the Company’s RONA performance in fiscal 2017, 76.9% of the target number of PSUs was earned.
(3)	This column includes restricted stock granted under the 2012 Omnibus Plan. Restricted stock awards have no express performance criteria other than continued employment (with limited exceptions for termination of employment due to death, disability, retirement, and change in control). However, restricted stock has an implicit performance criterion because the higher the Company’s stock price, the greater the value of the restricted stock award.
(4)	The amounts in this column represent the aggregate grant date fair value of each equity award, computed in accordance with FASB ASC Topic 718. For PSUs, the amount shown is based on the probable outcome at the time of grant, which was target. However, based on the Company’s actual performance in fiscal 2017, actual RONA was below target, resulting in 76.9% of the target PSUs being earned. For a discussion of the valuation of equity awards, see Note 11 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended February 3, 2018 (fiscal 2017).
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Outstanding Equity Awards at 2017 Fiscal Year End

The following table outlines outstanding long-term equity-based incentive compensation awards for our NEOs as of February 3, 2018 (last day of fiscal 2017). Each outstanding award is shown separately. The vesting schedule for each award is described in the footnotes to this table.

		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(4) ($)
Name	Grant Date	Exercisable	Unexercisable
Shelley G. Broader	12/1/2015	—	—	—	—	123,360	(3)	1,155,883
	3/1/2016	—	—	—	—	172,647	(1)	1,617,702
	3/1/2017	—	—	—	—	228,560	(1)	2,141,607
	3/1/2016	—	—	—	—	193,365	(2)	1,811,830
	3/1/2017	—	—	—	—	175,763	(2)	1,646,896
Todd E. Vogensen	11/19/2009	1,667	—	14.60	11/19/2019	—		—
	2/25/2010	1,667	—	13.78	2/25/2020	—		—
	2/24/2011	2,000	—	13.69	2/24/2021	—		—
	3/2/2015	—	—	—	—	7,317	(1)	68,560
	3/1/2016	—	—	—	—	21,254	(1)	199,150
	3/1/2017	—	—	—	—	42,200	(1)	395,414
	3/2/2015	—	—	—	—	5,634	(2)	52,791
	3/1/2016	—	—	—	—	23,804	(2)	223,043
	3/1/2017	—	—	—	—	32,452	(2)	304,073
Diane M. Ellis	11/1/2016	—	—	—	—	17,440	(1)	163,413
	3/1/2017	—	—	—	—	31,650	(1)	296,561
	3/1/2017	—	—	—	—	24,339	(2)	228,055
Kristin L. Oliver	6/1/2016	—	—	—	—	24,247	(1)	227,194
	3/1/2017	—	—	—	—	17,590	(1)	164,818
	3/1/2017	—	—	—	—	13,527	(2)	126,745
Ann E. Joyce	12/1/2015	—	—	—	—	6,854	(1)	64,222
	3/1/2016	—	—	—	—	7,974	(1)	74,716
	3/1/2017	—	—	—	—	10,550	(1)	98,854
	3/1/2016	—	—	—	—	8,930	(2)	83,674
	3/1/2017	—	—	—	—	8,113	(2)	76,018
Donna M. Colaco	3/1/2017	—	—	—	—	7,484	(2)	70,124
(1)	Awards represent unvested restricted stock which vests at the rate of 33-1/3% per year beginning on the one-year anniversary of the date of grant.
(2)	Awards represent the number of performance-based restricted stock units, or PSUs, that were earned but not yet vested as of February 3, 2018. The PSUs for 2015 and 2016 vest at a rate of 33-1/3% per year beginning on the one-year anniversary of the date of grant to the extent earned based on performance. The 2017 PSUs vest at a rate of one-third on the second anniversary of the grant date with the remaining two-thirds to vest on the third anniversary of the grant date, to the extent earned based on performance.
(3)	Award represents unvested restricted stock which vest over a three-year period from the date of grant with 25% vesting on each of the first and second anniversaries of the date of grant and 50% vesting on the third anniversary of the date of grant.
(4)	The amounts in this column represent the aggregate fair market value of the restricted stock and PSUs as of February 2, 2018, the last business day of fiscal 2017. The closing price of the Company’s stock was $9.37 on that date.
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Fiscal Year 2017 Options Exercised and Stock Vested

The following table sets forth restricted stock vested during the fiscal year ended February 3, 2018 (fiscal 2017) with respect to our NEOs. None of our NEOs exercised stock options during fiscal 2017. The dollar figures in the table below reflect the value on the exercise date for Option Awards and the vesting date for Stock Awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Shelley G. Broader	—	—	244,685	3,143,882
Todd E. Vogensen	—	—	39,326	552,526
Diane M. Ellis	—	—	8,720	68,103
Kristin L. Oliver	—	—	12,123	116,502
Ann E. Joyce	—	—	15,305	180,357
Donna M. Colaco	—	—	218,064	2,493,586

Fiscal Year 2017 Retirement Benefits

The Company does not maintain a defined benefit pension plan for any of its employees, including for any of the NEOs. Thus, there are no accumulated pension benefits for any of its NEOs. The only funded retirement benefits that are provided for the Company’s NEOs are those resulting from contributions made under the Company’s 401(k) Plan.

Fiscal Year 2017 Nonqualified Deferred Compensation

The following table illustrates the nonqualified deferred compensation benefits under the Nonqualified Deferred Compensation Plans, reported collectively.

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End(3) ($)
Shelley G. Broader	—	—	—	—	—
Todd E. Vogensen	—	—	—	—	—
Diane M. Ellis	280,749	—	—	—	280,749
Kristin L. Oliver	—	—	—	—	—
Ann E. Joyce	—	—	—	—	—
Donna M. Colaco	—	—	—	—	—
(1)	For Ms. Ellis, the amount shown in this column represents the deferral of a portion of her annual incentive bonus earned in fiscal 2017. The portion deferred is reflected as part of Ms. Ellis’s non-equity incentive plan compensation reported in the Summary Compensation Table.
(2)	The Company may make contributions on behalf of its executive officers to the Nonqualified Deferred Compensation Plans. To date, no Company contributions have been made under the Nonqualified Deferred Compensation Plans nor has the Company paid above market earnings on accounts under the Nonqualified Deferred Compensation Plans.
(3)	The aggregate balances shown above represent amounts that NEOs earned, but elected to defer, plus earnings (or losses), if applicable. Deferred amounts have previously been reported as compensation in the Summary Compensation Table contained in the Compensation Discussion and Analysis for the year in which such deferred amounts were earned. Account balances may be invested in phantom investments selected by the executive from an array of investment options. The array changes from time to time; as of February 3, 2018, participants could choose among several different investments, including domestic and international equity, income, short-term investment, and blended-fund investment. The participants are not being offered and thus cannot choose a Company stock fund.
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Employment Agreements for Named Executive Officers

Shelley G. Broader. Ms. Broader, who currently serves as Chief Executive Officer and President, is subject to an at-will employment offer letter dated October 26, 2015. The offer letter contemplates an annual base salary and certain other benefits. Ms. Broader’s current base salary is $1,100,000 and is subject to further increases as set from time to time by the Board of Directors. Ms. Broader is also eligible for an annual bonus under the Company’s Bonus Plan. Ms. Broader’s aggregate annual cash bonus, to the extent earned, has a threshold bonus equal to 37.5% of her base salary, a target bonus equal to 150% of her base salary and a maximum bonus equal to 300% of her base salary. Ms. Broader was entitled to a minimum guaranteed bonus at target for her first 12 months of service. A portion was received in 2015, and the remaining $1,375,000 was received in fiscal 2016. In fiscal 2015, consistent with the terms of the offer letter, she received a guaranteed bonus of $275,000, certain relocation benefits and was awarded restricted stock of $3.0 million. Ms. Broader received a $1.03 million sign-on bonus, less applicable taxes, upon establishing residency for herself and family in the United States and relocating herself and her family’s residency to Florida. Ms. Broader is eligible to be considered for additional awards of stock options or other stock-based compensation of the Company consistent with the equity award practices applicable to other senior officers.

Todd E. Vogensen. Mr. Vogensen, who currently serves as Executive Vice President - Chief Financial Officer and Assistant Corporate Secretary, is subject to an at-will employment offer letter dated September 23, 2009, as subsequently amended on March 3, 2015. The offer letter contemplates an annual base salary and certain other benefits. Mr. Vogensen’s current base salary is $550,000 and is subject to further increases as set from time to time by the Board of Directors. Mr. Vogensen is also eligible for an annual bonus under the Company’s Bonus Plan. In particular, for fiscal 2017, Mr. Vogensen’s aggregate annual cash bonus, to the extent earned, had a threshold bonus equal to 17.5% of his base salary, a target bonus equal to 70% of his base salary and a maximum bonus equal to 140% of his base salary. Mr. Vogensen is eligible to be considered for additional awards of stock options or other stock-based compensation of the Company consistent with the equity award practices applicable to other senior officers.

Diane M. Ellis. Ms. Ellis, who currently serves as Brand President - Chico’s, is subject to an at-will employment offer letter dated September 27, 2016. The offer letter contemplates an annual base salary and certain other benefits. Ms. Ellis’s current base salary is $800,000 and is subject to annual increases as determined from time to time by the Company’s Board of Directors. Ms. Ellis is also eligible for an annual bonus under the Company’s Bonus Plan. In particular, for fiscal 2017, Ms. Ellis’s aggregate annual cash bonus, to the extent earned, had a threshold bonus equal to 20% of her base salary, a target bonus equal to 80% of her base salary and a maximum bonus of 160% of her base salary. Ms. Ellis also is eligible to be considered for additional awards of stock options or other stock-based compensation of the Company consistent with the equity award practices applicable to other senior officers.

Kristin L. Oliver. Ms. Oliver, who serves as General Counsel and Executive Vice President - Human Resources and Store Operations, is subject to an at-will employment offer letter dated April 27, 2016. The offer letter contemplates an annual base salary and certain other benefits. Ms. Oliver’s current base salary is $500,000 and is subject to annual increases as determined from time to time by the Company’s Board of Directors. Ms. Oliver is also eligible for an annual bonus under the Company’s Bonus Plan. In particular, for fiscal 2017, Ms. Oliver’s aggregate annual cash bonus, to the extent earned, had a threshold bonus equal to 15% of her base salary, a target bonus equal to 60% of her base salary and a maximum bonus of 120% of her base salary. Ms. Oliver also is eligible to be considered for additional awards of stock options or other stock-based compensation of the Company consistent with the equity award practices applicable to other senior officers.

Ann E. Joyce. Ms. Joyce, who currently serves as Chief Information Officer and Executive Vice President, Advanced Analytics, Customer Experience and Technology, is subject to an at-will employment offer letter dated October 8, 2015. The offer letter contemplates an annual base salary and certain other benefits. Ms. Joyce’s current base salary is $500,000 and is subject to annual increases as determined from time to time by the Company’s Board of Directors. Ms. Joyce is also eligible for an annual bonus under the Company’s Bonus Plan. In particular, for fiscal 2017, Ms. Joyce’s aggregate annual cash bonus, to the extent earned, had a threshold bonus equal to 15% of her base salary, a target bonus equal to 60% of her base salary and a maximum bonus of 120% of her base salary. Ms. Joyce also is eligible to be considered for additional awards of stock options or other stock-based compensation of the Company consistent with the equity award practices applicable to other senior officers.

Donna M. Colaco. Ms. Colaco, who served as Brand President - White House Black Market until January 2018, and was subject to an at-will employment offer letter dated July 19, 2007. The offer letter contemplated an annual base salary and certain other benefits. At the time of termination, Ms. Colaco’s base salary was $743,125. Ms. Colaco was also eligible for an annual bonus under the Company’s Bonus Plan. In particular, for fiscal 2017, Ms. Colaco’s aggregate annual cash bonus, to the extent earned, had a threshold bonus equal to 20% of her base salary, a target bonus equal to 80% of her base salary and a maximum bonus equal to 160% of her base salary. Ms. Colaco was eligible to be considered for additional awards of stock options or other stock-based compensation of the Company consistent with the equity award practices applicable to other senior officers.

Payments Upon Termination or Change in Control for Named Executive Officers

A description of potential post-employment payments payable to the Company’s NEOs appears below under the heading “Potential Payments Upon Termination or Change in Control for Named Executive Officers.” The section below describes the payments that may be made to NEOs upon termination of their employment, pursuant to individual agreements or otherwise.

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Effective September 1, 2016, the Company put into effect a formal severance plan for all officer employees, including the Company’s NEOs. The Company’s officer severance plan currently covers the Chief Executive Officer, executive vice presidents, senior vice presidents and vice presidents.

The purpose of the Officer Severance Plan is to promote uniform treatment of senior executives who are involuntarily terminated other than for “cause” or who terminate for good reason, all as defined in the Plan. Furthermore, the officer severance plan provides benefits to senior executives who, following a change in control as defined in the Officer Severance Plan, have not been offered employment comparable to that which the Company provided prior to the change in control.

The plan provides payment of benefits for termination with good reason for any of the following events: (i) any material reduction in current titles or positions, or a material reduction in then current duties or responsibilities, (ii) a change of corporate location that is more than fifty (50) miles from current place of employment, or (iii) a reduction in total compensation of more than thirty percent (30%). Pursuant to Ms. Broader’s employment letter agreement dated October 26, 2015, the term “Good Reason” also includes: the Company’s fraudulent, criminal or other serious misconduct which would have a material adverse effect on the Company and which occurred prior to her becoming Chief Executive Officer and President of the Company, or a substantial diminution in duties or responsibilities (including a change in reporting relationships) resulting from a “Change in Control” as defined in the 2012 Omnibus Plan.

The Officer Severance Plan provides for the following severance benefits:

■	Continued salary for 24 months of annual base salary for the Chief Executive Officer; 12 months for Executive Vice President; 12 months for Senior Vice President; and 6 months for Vice President.
■	A cash payment equal to the officer’s prorated bonus, if earned, for the year in which the termination occurs.
■	For officers enrolled in healthcare coverage (medical and/or dental plans) offered by the Company, the officer will receive a cash lump sum payment equal to the aggregate COBRA healthcare plan premium costs over the severance period.
■	Reasonable outplacement assistance during the severance period following the qualifying termination of employment.
■	Release from any obligation to otherwise repay any sign-on bonus or relocation benefits.

In the event a terminated officer’s employment termination without cause occurs within 24 months following a change in control, the terminated officer shall receive their respective salary per the severance benefits as follows; Chief Executive Officer payment of 24 months of annual base salary plus bonus at target; Executive Vice President payment of 18 months of annual base salary plus bonus at target; Senior Vice President payment of 12 months of annual base salary plus bonus at target; and Vice President payment of 12 months of annual base salary plus bonus at target payable in a single lump sum payment.

The provision of severance benefits under the Officer Severance Plan is conditioned upon the officer executing an agreement and release which includes, among other things, non-competition covenants of six-months for vice president, one-year for executive vice presidents and senior vice presidents, and two years for the Chief Executive Officer, non-solicitation covenants of 24 months, a non-disclosure covenant, a non-disparagement covenant and a release of claims against the Company.

Potential Payments Upon Termination

Ms. Broader, Mr. Vogensen, Ms. Ellis, Ms. Oliver and Ms. Joyce are and prior to her departure, Ms. Colaco was eligible to receive certain post-employment payments as indicated below in accordance with the Company’s above-described executive severance plan (payment of which is conditioned upon entry into the above described letter agreement and release under the Officer Severance Plan) and, in certain cases, under the 2012 Omnibus Plan.

The following table shows the potential payments upon termination for our NEOs as if the respective termination events had occurred on February 3, 2018:

Name and Termination Scenarios(1)	Cash Severance(2) $	Equity(3) $	Health Benefits(4) $	Other Benefits(5) $	Tax Gross Up $	Total $
Shelley G. Broader
w/o Good Reason (Voluntary)	—	—	—	—	N/A	—
w/ Good Reason (Voluntary)	2,940,258	—	33,885	—	N/A	2,974,143
For Good Cause (Involuntary)	—	—	—	—	N/A	—
Death or Disability (Involuntary)	—	8,373,922	—	—	N/A	8,373,922
w/o Good Cause (Involuntary)	2,940,258	—	33,885	21,000	N/A	2,995,143
Change in Control	5,500,000	8,373,922	33,885	21,000	N/A	13,928,807
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Name and Termination Scenarios(1)	Cash Severance(2) $	Equity(3) $	Health Benefits(4) $	Other Benefits(5) $	Tax Gross Up $	Total $
Todd E. Vogensen
w/o Good Reason (Voluntary)	—	—	—	—	N/A	—
w/ Good Reason (Voluntary)	715,609	—	18,558	—	N/A	734,167
For Good Cause (Involuntary)	—	—	—	—	N/A	—
Death or Disability (Involuntary)	—	1,243,034	—	—	N/A	1,243,034
w/o Good Cause (Involuntary)	715,609	—	18,558	21,000	N/A	755,167
Change in Control	1,402,500	1,243,034	18,558	21,000	N/A	2,685,092
Diane M. Ellis
w/o Good Reason (Voluntary)	—	—	—	—	N/A	—
w/ Good Reason (Voluntary)	1,150,936	—	11,783	—	N/A	1,162,719
For Good Cause (Involuntary)	—	—	—	—	N/A	—
Death or Disability (Involuntary)	—	688,030	—	—	N/A	688,030
w/o Good Cause (Involuntary)	1,150,936	—	11,783	21,000	N/A	1,183,719
Change in Control	2,160,000	688,030	11,783	21,000	N/A	2,880,813
Kristin L. Oliver
w/o Good Reason (Voluntary)	—	—	—	—	N/A	—
w/ Good Reason (Voluntary)	629,046	—	16,943	—	N/A	645,989
For Good Cause (Involuntary)	—	—	—	—	N/A	—
Death or Disability (Involuntary)	—	518,761	—	—	N/A	518,761
w/o Good Cause (Involuntary)	629,046	—	16,943	21,000	N/A	666,989
Change in Control	1,200,000	518,761	16,943	21,000	N/A	1,756,704
Ann E. Joyce
w/o Good Reason (Voluntary)	—	—	—	—	N/A	—
w/ Good Reason (Voluntary)	621,936	—	13,228	—	N/A	635,164
For Good Cause (Involuntary)	—	—	—	—	N/A	—
Death or Disability (Involuntary)	—	397,485	—	—	N/A	397,485
w/o Good Cause (Involuntary)	621,936	—	13,228	21,000	N/A	656,164
Change in Control	1,200,000	397,485	13,228	21,000	N/A	1,631,713
(1)	Ms. Colaco, who served as Brand President - White House Black Market, left the Company in January 2018. Upon termination, Ms. Colaco received $743,125 in salary continuation, $109,131 in bonus, $1,306,160 in equity acceleration and was eligible for outplacement assistance and other severance benefits in the ordinary course.
(2)	The cash severance associated with any termination other than change in control is to be paid as income continuation, but is shown in the aggregate and not as a discounted present value. For Mr. Vogensen, Ms. Ellis, Ms. Oliver and Ms. Joyce, the cash severance associated with the change in control scenario includes 18 months of salary and cash bonus at their target. For all other scenarios, the cash severance associated with termination includes 12 months of salary and a prorated bonus under the Bonus Plan based on the Company’s performance for 2017. For Ms. Broader, the cash severance associated with change in control includes 24 months of salary and cash bonus at her target. For all other scenarios, the cash severance associated with termination includes 24 months of salary and a prorated bonus under the Bonus Plan based on the Company’s performance for 2017.
(3)	Equity value for vesting of restricted stock and PSUs assumes a value of $9.37 per share, which equals the Company’s stock price at the end of the 2017 fiscal year. No value is included for stock option vesting because there were no outstanding stock options with an exercise price lower than $9.37 as of the end of the 2017 fiscal year. In accordance with the grant agreements pursuant to the Company’s 2012 Omnibus Plan, stock options and outstanding equity grants become 100% vested in the event of death, disability or change in control, as these events are defined. The Company determined that it was appropriate to include amounts related to the potential accelerated vesting of restricted stock in this table to provide a comprehensive view of total payments upon termination for death, disability or change in control.
(4)	For Ms. Broader, Mr. Vogensen, Ms. Ellis, Ms. Oliver and Ms. Joyce, health benefits represent an estimate using monthly COBRA premium costs over their respective period of income continuation, but is shown in the aggregate and not as a discounted present value.
(5)	Represents an estimate of maximum outplacement assistance.
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Indemnification Agreements

We have entered into indemnification agreements with all of our directors and certain executive officers under which we have agreed to indemnify them against all direct and indirect costs of any type or nature whatsoever (including attorneys’ fees) incurred as a result of the fact that such person, in his or her capacity as a director or officer, is made or threatened to be made a party to any suit or proceeding. These directors and officers are to be indemnified to the fullest extent now or hereafter permitted by the Florida Business Corporation Act. The indemnification agreements also provide for the advancement of expenses to these directors and officers in connection with any such suit or proceeding.

Certain Relationships and Related Party Transactions

The Board and the Company are committed to maintaining the highest legal and ethical conduct while fulfilling their responsibilities and recognize that related party transactions can present potential or actual conflicts of interest and create the appearance that decisions are based on considerations other than the best interests of the Company and its shareholders. Nevertheless, the Company recognizes that there are situations where related party transactions may be in, or may not be inconsistent with, the best interests of the Company and its shareholders. Therefore, the Board has adopted a written Related Party Transactions Policy for the review and approval or ratification of related party transactions. Subject to certain pre-approved exceptions, any transaction or relationship that involves a director, director nominee, executive officer, greater than 5% shareholder or any of their immediate family members that constitutes a “related party transaction” requires, preferably in advance, full disclosure to and review by the Company’s Audit Committee of all facts and circumstances concerning the transactions and relationships, including, but not limited to, the related party’s interest in the transaction, the approximate dollar amount involved, and whether the transaction was undertaken in the ordinary course of business. The related party may not participate in the Audit Committee’s discussion or approval of the transaction. The Audit Committee will only approve or ratify a related party transaction if the Audit Committee determines in good faith that, under all of the circumstances, the transaction is fair to the Company. For this purpose, a “related party transaction” is any transaction, arrangement or relationship in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year; (2) the Company is a participant; and (3) a related party has or will have a direct or indirect interest. Other than compensation arrangements fully described elsewhere in this Proxy Statement, there have been no related party transactions since January 29, 2017, and there are none proposed currently.

Compensation Committee Interlocks and Insider Participation

The current members of the Company’s Human Resources, Compensation and Benefits Committee are John J. Mahoney, Stephen E. Watson and William S. Simon. None of the members of the Human Resources, Compensation and Benefits Committee have at any time been an officer or employee of the Company or any of its subsidiaries, nor did any of them have a relationship requiring disclosure under Item 404 of Regulation S-K promulgated under the Exchange Act. In addition, during the last completed fiscal year, none of our executive officers has served as a member of the board of directors or compensation committee of any other entity that has or has had one or more of its executive officers serving as a member of our Board’s Human Resources, Compensation and Benefits Committee.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires all executive officers, directors, and persons who are the beneficial owner of more than 10% of our shares of outstanding common stock to file reports of ownership with the SEC indicating their ownership of the Company’s equity securities and to report any changes in that ownership. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failure to comply therewith during the fiscal year ended February 3, 2018. To the Company’s knowledge, based solely on a review of the forms submitted to the Company by the Company’s directors and officers and the holders of more than 10% of the Company’s common stock and written representations from our directors and officers that no other reports were required, we believe all Section 16(a) filing requirements were complied with by such persons during or with respect to the fiscal year ended February 3, 2018.

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SECURITY OWNERSHIP

The following tables set forth the number of shares of the Company’s common stock beneficially owned by (1) each of its directors and nominees to become a director, (2) each NEO, (3) all current directors and executive officers as a group and (4) each person known to the Company as having beneficial ownership of more than 5% of the Company’s common stock together with such owner’s address as of April 23, 2018.

Stock Ownership of Directors and Executive Officers

Directors/Executive Officers	Current Beneficial Holdings(1)(2)	Shares Subject to Options(3)	Total Beneficial Ownership(1)	Percent of Class(4)
Shelley G. Broader	1,314,029	—	1,314,029	*
Todd E. Vogensen	199,903	5,334	205,237	*
Diane M. Ellis	119,979	—	119,979	*
Kristin L. Oliver	87,055	—	87,055	*
Ann E. Joyce	76,763	—	76,763	*
Donna M. Colaco	—	—	—	*
David F. Walker	106,413	—	106,413	*
Bonnie R. Brooks	27,730	—	27,730	*
Janice L. Fields	34,490	—	34,490	*
Deborah L. Kerr	16,560	—	16,560	*
John J. Mahoney	112,413	—	112,413	*
William S. Simon	27,730	—	27,730	*
Stephen E. Watson	73,576	—	73,576	*
Andrea M. Weiss	87,459	—	87,459	*
All Directors and Executive Officers as a Group (18 persons)	2,533,483	5,334	2,538,817	2.0%

* Less than one percent

(1)	For purposes of this table, a person is deemed to be the beneficial owner of shares under applicable SEC rules, if she or he (a) has or shares voting power or investment power with respect to such shares, or (b) has the right to acquire ownership of such shares within 60 days. “Voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to dispose or direct the disposition of shares, irrespective of any economic interest in such shares. Mr. Vogensen and Mr. Walker have shared voting and investment power with respect to 46,269 and 78,683 shares, respectively. Except as otherwise indicated, all shares are held with sole voting and investment power and none of such shares are pledged.
(2)	The shares listed also include restricted stock which has not yet vested and which is subject to forfeiture as follows: Ms. Broader, 963,794; Mr. Vogensen, 123,645; Ms. Ellis, 108,479; Ms. Oliver, 74,831; Ms. Joyce 55,783; Mr. Walker, 16,560; Ms. Brooks, 16,560; Ms. Kerr, 16,560; Mr. Mahoney, 16,560; Mr. Simon, 16,560; Mr. Watson, 16,560; and Ms. Weiss, 16,560.
(3)	Represents shares that may be acquired currently or within 60 days after April 23, 2018 through the exercise of stock options. Directors and officers realize value from options only when exercised and only to the extent that the price of Chico’s common stock on the exercise date exceeds the price of the common stock on the grant date.
(4)	In calculating the percentage ownership for a given individual or group, the number of shares of common stock outstanding includes unissued shares subject to options, warrants, rights or conversion privileges exercisable within 60 days held by such individual or group, but are not deemed outstanding by any other person or group.
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Stock Ownership of Certain Beneficial Owners

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	(1)	Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	16,176,335	(2)	12.5%
Wellington Management Group, LLP 280 Congress Street Boston, MA 02210	12,866,525	(3)	10.0%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	12,053,678	(4)	9.3%
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746	8,556,501	(5)	6.6%
JP Morgan Chase & Co 270 Park Avenue New York, NY 10017	6,876,466	(6)	5.3%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	5,565,319	(7)	4.3%
(1)	For purposes of this table, a person is deemed to be the beneficial owner of shares under applicable SEC rules, if she or he (a) has or shares voting power or investment power with respect to such shares, or (b) has the right to acquire ownership of such shares within 60 days. “Voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to invest or direct the investment of shares, irrespective of any economic interest in such shares.
(2)	The ownership information set forth herein is based in its entirety on the material contained in Amendment No. 8 to Schedule 13G filed with the SEC on January 19, 2018 by BlackRock, Inc. and its affiliates (collectively, “BlackRock”). As reported in such filing, such shares are owned as follows: (i) 16,176,335 shares held by BlackRock with respect to which it has sole investment power and (ii) 15,864,888 shares with respect to which it has sole voting power.
(3)	The ownership information set forth herein is based in its entirety on the material contained in Amendment No. 1 to Schedule 13G filed with the SEC on February 12, 2018 by Wellington Management Group, LLP (“Wellington”). As reported in such filing, such shares are owned as follows: (i) 12,866,525 shares held by Wellington with respect to which it has shared investment power and (ii) 6,846,363 shares with respect to which it has shared voting power.
(4)	The ownership information set forth herein is based in its entirety on the material contained in Amendment No. 6 to Schedule 13G filed with the SEC on February 9, 2018 by The Vanguard Group (“Vanguard”). As reported in such filing, such shares are owned as follows: (i) 11,907,786 shares held by Vanguard with respect to which it has sole investment power, (ii) 145,892 shares with respect to which it has shared investment power, (iii) 143,200 shares with respect to which it has sole voting power and (iv) 14,400 shares with respect to which it has shared voting power.
(5)	The ownership information set forth herein is based in its entirety on the material contained in Schedule 13G filed with the SEC on February 9, 2018 by Dimensional Fund Advisors LP (“Dimensional Fund”). As reported in such filing, such shares are owned as follows: (i) 8,556,501 shares held by Dimensional Fund with respect to which it has sole investment power and (ii) 8,218,541 shares with respect to which it has sole voting power.
(6)	The ownership information set forth herein is based in its entirety on the material contained in Amendment No. 1 to Schedule 13G filed with the SEC on January 18, 2018 by JP Morgan Chase & Co (“JP Morgan”). As reported in such filing, such shares are owned as follows: (i) 6,876,466 shares held by JP Morgan with respect to which it has sole investment power and (ii) 6,411,793 shares with respect to which it has sole voting power.
(7)	The ownership information set forth herein is based in its entirety on the material contained in Amendment No. 3 to Schedule 13G filed with the SEC on February 14, 2018 by T. Rowe Price Associates, Inc. (“T. Rowe Price”). As reported in such filing, such shares are owned as follows: (i) 5,565,319 shares held by T. Rowe Price with respect to which it has sole investment power and (ii) 1,389,589 shares with respect to which it has sole voting power.

10b5-1 Trading Plans

We permit our officers and directors to adopt trading plans under Rule 10b5-1 promulgated under the Exchange Act, which allows shareholders to establish prearranged written plans to buy or sell shares or exercise stock options in accordance with predetermined formulas. Rule 10b5-1 plans allow shareholders to buy or sell shares of the Company’s common stock according to their plan on a regular basis (for example, weekly or monthly or in accordance with another predetermined formula), regardless of any subsequent nonpublic information they receive. As of May 4, 2018, no Company shareholders, officers or directors were known by the Company to have adopted and have in effect a Rule 10b5-1 trading plan. However, directors and officers have adopted such plans in the past and may adopt such plans in the future.

- 2018 Proxy Statement	57

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SHAREHOLDER PROPOSALS FOR PRESENTATION AT THE 2019 ANNUAL MEETING

The Company’s 2019 Annual Meeting is currently expected to be held on June 27, 2019. To be eligible under the SEC shareholder proposal rule (Rule 14a-8 promulgated under the Exchange Act), for inclusion in the proxy statement for our 2019 Annual Meeting of Shareholders and form of proxy, a proposal must comply with the requirements of Rule 14a-8 and be received by management of the Company at its executive offices on or before January 4, 2019.

Even if a shareholder proposal is not eligible for inclusion in our proxy statement pursuant to Rule 14a-8, the proposal may still be offered for consideration at an annual meeting according to the procedures set forth in the Company’s Amended and Restated Articles of Incorporation. The Company’s Amended and Restated Articles of Incorporation contain certain advance notice requirements to the Company of any shareholder proposal and of any nominations by shareholders of persons to stand for election as directors at a shareholders’ meeting. Notice of shareholder proposals and of director nominations (other than proxy access director nominations) must be timely given in writing to the Corporate Secretary of the Company prior to the meeting at which the proposals are to be presented or the directors are to be elected. To be timely, notice must be received at the principal executive offices of the Company not less than 60 days prior to the meeting of shareholders; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder, to be timely, must be so delivered or received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was given or public disclosure of the date of the annual meeting was made, whichever first occurs. Notice of proxy access director nominees must be received by our Corporate Secretary no earlier than December 5, 2018 and no later than January 4, 2019 to be included in the Company’s Proxy Statement for the 2019 Annual Meeting of Shareholders and form of proxy; provided, however, that in the event the annual meeting is more than 30 days before or more than 60 days after the first anniversary of the previous year’s annual meeting, or if no annual meeting was held in the preceding year, to be timely, the notice of proxy access director nominees must be delivered not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company.

In each case, the notice must include the information specified in our Amended and Restated Articles of Incorporation or Amended and Restated Bylaws, including information concerning the proposal or nominee, as the case may be, and information about the shareholder’s ownership of and agreements related to our stock.

Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws can be reviewed at the Company’s investor relations website (www.chicosfas.com) by clicking on “About Us” and then “Governance Documents & Charters.”

We will not entertain any proposals or nominations at the Annual Meeting that do not meet the requirements set forth in our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws. We strongly encourage shareholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination. Complete copies of our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws provisions governing these requirements are available to any shareholder without charge upon request from the Corporate Secretary of the Company.

- 2018 Proxy Statement	58

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OTHER MATTERS

At the time of the preparation of this Proxy Statement, the Board of Directors of the Company had not been informed of any matters proposed to be presented for action at the Annual Meeting other than the proposals specifically set forth in the Notice of Annual Meeting and referred to herein. If any other matters are properly presented for action at the Annual Meeting, it is intended that the proxies will vote or refrain from voting in accordance with their best judgment on such matters after consultation with the Board of Directors.

The Company will provide without charge to any shareholder upon written request, a copy of the Company’s Annual Report on Form 10-K, including financial statements and schedules thereto, for the fiscal year ended February 3, 2018 (fiscal 2017), as filed with the SEC (without exhibits). All such requests should be delivered to Gregory S. Baker, Corporate Secretary, Chico’s FAS, Inc. at the address set forth on the front page of this Proxy Statement. Copies of exhibits will be provided upon written request and payment of a reasonable fee to cover the costs of reproduction and mailing.

By Order of the Board of Directors,

Gregory S. Baker
Corporate Secretary

- 2018 Proxy Statement	59

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Designed & published by  labrador-company.com

CHICO’S FAS, INC. ATTN: GREGORY S. BAKER 11215 METRO PARKWAY FORT MYERS, FL 33966-1206

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

	E44935-P05904	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CHICO'S FAS, INC.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a.	David F. Walker	☐	☐	☐

	1b.	Deborah L. Kerr	☐	☐	☐

	1c.	John J. Mahoney	☐	☐	☐

	1d.	William S. Simon	☐	☐	☐

	1e.	Stephen E. Watson	☐	☐	☐

	1f.	Andrea M. Weiss	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.			For	Against	Abstain

2.	Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent certified public accountants for the fiscal year ending February 2, 2019 (fiscal 2018).		☐	☐	☐

3.	Proposal to approve an advisory resolution approving executive compensation.		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement and 2017 Annual Report to Shareholders are available at www.proxyvote.com.

E44936-P05904

CHICO'S FAS, INC. Annual Meeting of Shareholders June 21, 2018 9:00 A.M., local time This proxy is solicited by the Board of Directors

The undersigned, a shareholder of CHICO’S FAS, INC. (the “Company”), hereby appoints Shelley G. Broader, Todd E. Vogensen and Gregory S. Baker, and each of them, attorney and proxy of the undersigned, each with full powers of substitution, for and on behalf of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held at Gralnick Auditorium at the Company’s National Store Support Center located at 11215 Metro Parkway, Fort Myers, Florida at 9:00 A.M., local time, on June 21, 2018 and at any adjournments or postponements thereof (the “Annual Meeting”), and to vote at the Annual Meeting all the shares of Common Stock of the Company that the undersigned is entitled to vote at the Annual Meeting, with the same effect as if the undersigned were personally present at the Annual Meeting, all as described in the Company’s Proxy Statement dated May 4, 2018 relating to the Annual Meeting (“Proxy Statement”), and the undersigned hereby authorizes and instructs the above named proxies to vote as specified herein and in the best judgment of the named proxies for other matters that may properly come before the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR all nominees for director listed on this proxy, FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent certified public accountants, FOR the advisory resolution approving executive compensation and in the best judgment of the proxies after consultation with the Board for other matters that may properly come before the Annual Meeting.

Continued and to be marked, dated and signed on reverse side